[DESCRIPTION]Loan Agreement - Society National Bank


                          LOAN AGREEMENT


                           by and among

                OSBORN COMMUNICATIONS CORPORATION,

                         as the Borrower,

                      SOCIETY NATIONAL BANK,
                             as Agent,

                                and

             THE FINANCIAL INSTITUTIONS LISTED HEREIN

                       AS OF August 17, 1995




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                         TABLE OF CONTENTS


          SECTION 1 DEFINITIONS.............................................1
               1.1  DEFINITIONS.............................................1
               1.2  OTHER TERMS............................................20
               1.3  ACCOUNTING PROVISIONS..................................20

          SECTION 2 THE LOANS..............................................21
               2.1  THE REDUCING COMMITMENT AND THE REDUCING LOANS.........21
               2.2  THE ACQUISITION COMMITMENT AND THE ACQUISITION LOANS...22
               2.3  MAKING AND CONTINUATION/CONVERSION OF THE LOANS........23
               2.4  THE NOTES..............................................24
               2.5  FEES...................................................25
               2.6  PREPAYMENT.............................................25
               2.7  RESERVES OR DEPOSIT REQUIREMENTS, ETC..................28
               2.8  EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE
                    UNASCERTAINABLE........................................29
               2.9  CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL..........29
               2.10 FUNDING................................................29
               2.11 INDEMNITY..............................................29
               2.12 CAPITAL ADEQUACY.......................................30
               2.13 TAXES..................................................30

          SECTION 3 INTEREST; PAYMENTS.....................................32
               3.1  INTEREST...............................................32
               3.2  MANNER OF PAYMENTS.....................................34

          SECTION 4 CLOSING................................................34

          SECTION 5 REPRESENTATIONS AND WARRANTIES OF THE BORROWER.........35
               5.1  ORGANIZATION AND POWERS................................35
               5.2  AUTHORIZATION..........................................35
               5.3  FINANCIAL STATEMENTS...................................36
               5.4  PROJECTIONS............................................36
               5.5  CAPITALIZATION OF THE BORROWER AND ITS SUBSIDIARIES....36
               5.6  TITLE TO PROPERTIES; PATENTS, TRADEMARKS, ETC..........37
               5.7  LITIGATION; PROCEEDINGS................................37
               5.8  TAXES..................................................37
               5.9  ABSENCE OF CONFLICTS...................................38
               5.10 INDEBTEDNESS...........................................38
               5.11 COMPLIANCE.............................................39
               5.12 STATEMENTS NOT MISLEADING..............................39
               5.13 CONSENTS OR APPROVALS..................................40
               5.14 MATERIAL CONTRACTS AND COMMITMENTS.....................40
               5.15 EMPLOYEE BENEFIT PLANS.................................40
               5.16 LICENSES AND OPERATING AGREEMENTS......................41

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               5.17 MATERIAL RESTRICTIONS..................................42
               5.18 INVESTMENT COMPANY ACT.................................42
               5.19 ABSENCE OF MATERIAL ADVERSE CHANGES....................42
               5.20 DEFAULTS...............................................42
               5.21 REAL ESTATE............................................42
               5.22 SECURITIES LAWS........................................42
               5.23 INSURANCE..............................................43
               5.24 LABOR MATTERS..........................................43
               5.25 ENVIRONMENTAL COMPLIANCE...............................43
               5.26 SOLVENCY...............................................46
               5.27 ATLANTIC CITY..........................................46

          SECTION 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BANKS.......46
               6.1  COMPLIANCE.............................................46
               6.2  SECURITY AGREEMENTS....................................47
               6.3  PLEDGE AGREEMENTS......................................47
               6.4  REAL ESTATE MATTERS....................................48
               6.5  FINANCING STATEMENTS...................................50
               6.6  SUBSIDIARY GUARANTY....................................50
               6.7  COLLATERAL ASSIGNMENT OF KEY MAN LIFE INSURANCE........50
               6.8  OPINION OF BORROWER'S COUNSEL..........................50
               6.9  FINANCIAL INFORMATION..................................51
               6.10 ENGINEER'S REPORT......................................51
               6.11 DUE DILIGENCE INVESTIGATION............................51
               6.12 BORROWING REQUEST......................................51
               6.13 INSURANCE CERTIFICATES.................................52
               6.14 CORPORATE DOCUMENTS....................................52
               6.15 LIEN SEARCHES, CONSENTS AND RELEASES OF LIENS..........52
               6.16 NO ORDER, JUDGMENT OR DECREE...........................53
               6.17 FEE LETTER; FEES AND EXPENSES..........................53
               6.18 LEGAL APPROVAL.........................................53
               6.19 OTHER DOCUMENTS........................................53

          SECTION 7 AFFIRMATIVE COVENANTS OF THE BORROWER..................53
               7.1  USE OF PROCEEDS........................................53
               7.2  CONTINUED EXISTENCE; MAINTENANCE OF RIGHTS AND
                    LICENSES; COMPLIANCE WITH LAW..........................53
               7.3  INSURANCE..............................................54
               7.4  OBLIGATIONS AND TAXES..................................55
               7.5  FINANCIAL STATEMENTS AND REPORTS.......................56
               7.6  NOTICES................................................58
               7.7  MAINTENANCE OF PROPERTY................................59
               7.8  INFORMATION AND INSPECTION.............................59
               7.9  MAINTENANCE OF LIENS...................................60
               7.10 TITLE TO PROPERTY......................................60
               7.11 ENVIRONMENTAL COMPLIANCE AND INDEMNITY.................60
               7.12 RATE HEDGING OBLIGATIONS...............................62
               7.13 FCC CONSENTS...........................................62
               7.14 APPRAISALS.............................................63
               7.15 GADSDEN AND ATLANTIC CITY..............................63


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                             Page iii

               7.16 LICENSE SUBSIDIARIES..................................64

          SECTION 8 NEGATIVE COVENANTS OF THE BORROWER....................65
               8.1  INDEBTEDNESS..........................................65
               8.2  LIENS.................................................65
               8.3  GUARANTIES............................................66
               8.4  [Intentionally Omitted]...............................66
               8.5  [Intentionally Omitted]...............................66
               8.6  CAPITAL LEASES........................................66
               8.7  CAPITAL EXPENDITURES..................................66
               8.8  NOTES, ACCOUNTS RECEIVABLE AND CLAIMS.................67
               8.9  CAPITAL DISTRIBUTIONS; RESTRICTIONS ON PAYMENTS TO
                    STOCKHOLDERS..........................................67
               8.10 DISPOSAL OF PROPERTY; MERGERS; ACQUISITIONS;
                    REORGANIZATIONS......................................68
               8.11 INVESTMENTS..........................................71
               8.12 AMENDMENT OF GOVERNING DOCUMENTS.....................72
               8.13 FINANCIAL COVENANTS..................................72
               8.14 MANAGEMENT AGREEMENTS AND FEES.......................73
               8.15 FISCAL YEAR..........................................74
               8.16 ERISA................................................74
               8.17 AFFILIATES...........................................74
               8.18 CHANGE OF NAME, IDENTITY OR CORPORATE STRUCTURE......74
               8.19 AMENDMENTS OR WAIVERS................................74
               8.20 ISSUANCE OR TRANSFER OF CAPITAL STOCK................75
               8.21 CHANGE IN BUSINESS...................................75
               8.22 REGULATION U.........................................75
               8.23 LICENSE SUBSIDIARIES.................................75

          SECTION 9 EVENTS OF DEFAULT....................................75
               9.1  NON-PAYMENT..........................................75
               9.2  FAILURE OF PERFORMANCE IN RESPECT OF OTHER OBLIGATIONS.76
               9.3  BREACH OF WARRANTY...................................76
               9.4  CROSS-DEFAULTS.......................................76
               9.5  ASSIGNMENT FOR BENEFIT OF CREDITORS..................76
               9.6  BANKRUPTCY...........................................76
               9.7  APPOINTMENT OF RECEIVER; LIQUIDATION.................77
               9.8  JUDGMENTS............................................77
               9.9  IMPAIRMENT OF COLLATERAL; INVALIDATION OF ANY LOAN
                    DOCUMENT.............................................77
               9.10 TERMINATION OF LICENSE OR OPERATING AGREEMENT........78
               9.11 CHANGE OF CONTROL....................................78
               9.12 CONDEMNATION.........................................79
               9.13 CESSATION OF OPERATIONS..............................79

          SECTION 10 REMEDIES............................................79
               10.1 OPTIONAL DEFAULTS....................................79
               10.2 AUTOMATIC DEFAULTS...................................80
               10.3 PERFORMANCE BY THE BANKS.............................80

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               10.4 OTHER REMEDIES.......................................80
               10.5 ENFORCEMENT AND WAIVER BY THE BANKS..................80

          SECTION 11 THE AGENT...........................................81
               11.1  APPOINTMENT.........................................81
               11.2  POWERS..............................................81
               11.3  GENERAL IMMUNITY....................................81
               11.4  ACTION ON INSTRUCTIONS OF THE BANKS.................82
               11.5  EMPLOYMENT OF AGENTS AND COUNSEL....................82
               11.6  RELIANCE ON DOCUMENTS; COUNSEL......................82
               11.7  AGENT'S REIMBURSEMENT AND
                     INDEMNIFICATION.....................................82
               11.8  RIGHTS AS A BANK....................................83
               11.9  BANK CREDIT DECISION................................83
               11.10 SUCCESSOR AGENT.....................................83
               11.11 RATABLE SHARING.....................................84
               11.12 ACTIONS BY THE AGENT AND THE BANKS..................84

          SECTION 12 MISCELLANEOUS.......................................84
               12.1 CONSTRUCTION.........................................84
               12.2 FURTHER ASSURANCE....................................85
               12.3 EXPENSES OF THE AGENT AND THE BANKS; INDEMNIFICATION.85
               12.4 NOTICES..............................................86
               12.5 WAIVER AND RELEASE BY THE BORROWER...................87
               12.6 RIGHT OF SET OFF.....................................87
               12.7 SUCCESSORS AND ASSIGNS; PARTICIPATIONS...............88
               12.8 APPLICABLE LAW.......................................90
               12.9 BINDING EFFECT AND ENTIRE AGREEMENT..................90
               12.10 COUNTERPARTS........................................90
               12.11 SURVIVAL OF AGREEMENTS..............................90
               12.12 MODIFICATION........................................90
               12.13 SEPARABILITY........................................91
               12.14 SECTION HEADINGS....................................91
               12.15 ENFORCEMENT.........................................91
               12.16 TERMINATION.........................................92
               12.17 FCC COMPLIANCE......................................92
               12.18 JURY TRIAL WAIVER...................................93
               12.19 MARSHALING; PAYMENTS SET ASIDE......................94
               12.20 CONFIDENTIALITY.....................................94

                          LOAN AGREEMENT


          THIS LOAN AGREEMENT is made and entered into as of August 17, 1995, by and among OSBORN COMMUNICATIONS CORPORATION, a Delaware corporation (the "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages hereof, and SOCIETY NATIONAL BANK, as agent (the "Agent").


                         R E C I T A L S:

          The Borrower desires to borrow up to $46,000,000 on a reducing revolving credit basis and up to $10,000,000 on a revolving credit converting to a term loan basis from the Banks (as that term is defined below), the proceeds of which will be used for the payment of certain existing indebtedness, for certain permitted acquisitions of radio properties, for certain repurchases of the capital stock of the Borrower and for capital expenditures and for working capital purposes in the operations of the Borrower and its Subsidiaries.


                       A G R E E M E N T S:


          Accordingly, the Borrower, the Banks and the Agent agree as follows:


SECTION 1      DEFINITIONS.

          1.` DEFINITIONS. All terms typed with leading capitals are terms defined in this Agreement. For the purposes of this Agreement, the terms defined in this Section 1 shall have the meanings set out below.

          "ACQUISITION COMMITMENT" has the meaning assigned to it in
Section 2.2(a).

          "ACQUISITION LOANS" has the meaning assigned to it in Section
2.2(a).

          "ACQUISITION NOTES" has the meaning assigned to it in Section
2.4.

          "AFFILIATE" means, with respect to any Person (a) any other Person which is directly or indirectly controlled by, under common control with or controlling the first specified Person;


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                             Page 2

(b) a Person owning beneficially or controlling 5% or more of the equity interest in such other Person; or (c) any officer, director or partner of such other Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, partnership interests, by contract or otherwise.

          "APPLICABLE MARGIN" means, as of any date of determination, the percentage determined from the following table based upon the ratio of the principal amount of Total Debt outstanding as of such date to Operating Cash Flow for the four quarter period then most recently ended:


Total Debt to     Applicable         Applicable Margin
Operating         Margin for         for LIBOR Loans:
Cash Flow for     Base Rate
last four         Loans:
quarters:

Greater than      1.50%              2.75%
5.25:1.0 but
less than or
equal to
5.50:1.0

Greater than      1.25%              2.50%
5.00:1.0 but
less than or
equal to
5.25:1.0

Greater than      1.00%              2.25%
4.50:1.0 but
less than or
equal to
5:00:1.0

Greater than      0.75%              2.00%
4.00:1.0 but
less than or
equal to
4.50:1.0

Greater than      0.50%              1.75%
3.50:1.0 but
less than or
equal to
4.00:1.0

Less than or      0.00%              1.50%
equal to
3.50:1.0


          "APPLICABLE PERCENTAGE" means, as of any date of determination, the percentage determined from the following table based upon the ratio of the principal amount of Total Debt


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                             Page 3

outstanding as of such date to Operating Cash Flow for the fiscal year then most recently ended:


Total Debt to Operating       Applicable Percentage:
Cash Flow for prior
fiscal year:

Greater than 5.0:1.0                              50%

Greater than 4.0:1.0 but                          25%
less than or equal to
5.0:1.0

Less than or equal to                             0%
4.0:1.0


PROVIDED, HOWEVER, that the Applicable Percentage shall be 100% if at the time of determination a Possible Default or Event of Default exists.

          "ASSET SALE" means the sale by the Borrower or any of its Subsidiaries to any Person of any of the stock or other equity interests of any Subsidiary or any other assets, other than (a) the sale of assets in any transaction or related series of transactions with an aggregate value which does not exceed an amount equal to $1,000,000 and (b) the sale in the ordinary course of business of assets held for resale in the ordinary course of business or the trade-in or replacement of assets in the ordinary course of business.

          "ATLANTIC CITY" means Atlantic City Broadcasting Corp., a Delaware corporation, all of the issued and outstanding capital stock of which is owned by the Borrower.

          "BANKING DAY" means a day on which the main office of the Agent is open to the public for the transaction of business, and on which, with respect to any LIBOR Loan, banks are open for business in London, England, and quoting deposit rates for dollar deposits.

          "BANKS" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns.

          "BASE RATE" means the rate of interest determined and publicly announced by the Agent from time to time as its prime rate at its main office in Cleveland, Ohio. The prime rate functions as a reference rate index, and the Agent may charge borrowers more or less than the prime rate. The Base Rate will automatically change as and when such prime rate changes.

          "BASE RATE LOANS" means those Loans described in Sections 2.1 and
2.2 on which the Borrower shall pay interest at a rate based on the Base
Rate.


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                             Page 4

          "BENEFIT ARRANGEMENT" means any pension, profit-sharing, thrift, or other retirement plan, medical, hospitalization, vision, dental, life, disability or other insurance or benefit plan, deferred compensation, stock ownership, stock purchase, stock option, performance share, bonus, fringe benefit, savings or other incentive plan, severance plan or other similar plan, agreement, arrangement or understanding, to which the Borrower or any member of the Controlled Group is, or in the preceding six years was, required to contribute on behalf of its employees or directors, whether or not such plan, agreement, arrangement or understanding is subject to ERISA.

          "BORROWER PLEDGE AGREEMENT" has the meaning assigned to it in
Section 6.3

          "BORROWER SECURITY AGREEMENT" has the meaning assigned to it in
Section 6.2

          "CAPITAL DISTRIBUTION" means any payment or distribution made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any stock, partnership interest or other equity interest of the Borrower or any of its Subsidiaries or as a dividend, return of capital or other payment or distribution of any kind to a shareholder or partner of the Borrower or any of its Subsidiaries in respect of the Borrower's or such Subsidiary's stock or partnership interests.

          "CAPITAL EXPENDITURES" means any payments by a Person for or in connection with the rental, lease, purchase, construction or use of any real or personal property the value or cost of which, under GAAP, should be capitalized and appear on such Person's balance sheets in the category of property, plant or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made are characterized by such Person or any other Person; PROVIDED, HOWEVER, that neither (a) the capitalized portion of the purchase price payable in connection with a Permitted Acquisition, nor (b) expenditures of proceeds of casualty insurance policies reasonably and promptly applied to replace insured assets, nor (c) exchanges of advertising time for such real or personal property (up to a maximum of $300,000 in the aggregate for such exchanges in any four quarter period) shall constitute a Capital Expenditure for purposes of this Agreement.

          "CAPITALIZED LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under leases of, or other agreements conveying the right to use real or personal property, which obligations are required


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                             Page 5

to be classified and accounted for as capital leases on a balance sheet of such Person, prepared in accordance with GAAP.

          "CLOSING" and "CLOSING DATE" have the meanings assigned to them in Section 4.

          "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

          "COLLATERAL DOCUMENTS" means all promissory notes, agreements, assignments, guaranties, mortgages, financing statements, certificates and other instruments and documents which are required by this Agreement or any other Collateral Document to be executed or delivered by or on behalf of the Borrower, any of its Subsidiaries or any other Person.

          "COMMITMENTS" means the Reducing Commitment and the Acquisition Commitment, and "COMMITMENT" means either of such Commitments.

          "CONTROLLED GROUP" means a controlled group of entities which are treated as a single employer under Sections 414(b), 414(c) or 414(m) of the Code of which the Borrower or any of its Subsidiaries is a part.

          "CONVERSION DATE" means December 31, 1996.

          "DEFAULT INTEREST RATE" means a rate of interest equal to the Base Rate plus 3.5% per annum.

          "DISCOUNT RATE" means, with respect to a prepayment or conversion of a LIBOR Loan on a date other than the last day of its Interest Period, a rate equal to the interest rate (as of the date of prepayment) on United States Treasury obligations in a like amount as such Loan and with a maturity approximately equal to the period between the prepayment or conversion date and the last day of the Interest Period of such Loan, as determined by the Agent.

          "ENVIRONMENTAL CLAIM" means, with respect to any Person, any written or oral notice, claim, demand, request for information, citation, summons, order or other communication (each, a "CLAIM") by any other Person alleging or asserting the liability of the recipient of such claim for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property or health, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release, of any Hazardous Material at or from any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental


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                             Page 6

Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAWS" means all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and binding standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the emission, release or discharge of substances into, the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "EVENT OF DEFAULT" means any of the events specified in Section
9.

          "EXCESS CASH FLOW" for any fiscal year of the Borrower means Operating Cash Flow for such fiscal year, MINUS the sum of the following:
(a) all principal payments required to be made on the Reducing Loans pursuant to Section 2.6(b)(i) during such fiscal year, PLUS (b) all principal payments required to be made on the Acquisition Loans pursuant to
Section 2.2(d) during such fiscal year, PLUS (c) all principal payments required to be made by the Borrower and its Subsidiaries on Total Debt (other than the Loans) during such fiscal year, PLUS (d) all Interest Expense of the Borrower and its Subsidiaries required to be paid during such fiscal year, PLUS (e) Capital Expenditures paid by the Borrower and its Subsidiaries to the extent permitted in Section 8.7 during such fiscal year, less the net sales proceeds, if any, of property being replaced by such Capital Expenditures, PLUS (f) federal and state income taxes paid during such fiscal year, PLUS (g) $500,000, PLUS (g) the excess, if any, in Working Capital as of the end of such fiscal year over Working Capital as of the end of the prior fiscal year.

          "FCC" means the Federal Communications Commission or any governmental authority at any time substituted therefor.

          "FINAL ORDER" means an action or order issued by the FCC
(a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests or petitions have been filed for administrative or


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judicial review, reconsideration, rehearing, appeal or stay, and the time for filing any such requests or petitions and for the FCC to set aside the action on its own motion has expired, (ii) in the event of review, reconsideration or appeal, the time for further review, reconsideration or appeal has expired, and (iii) no appeal to a court or request for stay by a court of such action is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

          "GADSDEN" means Gadsden Broadcasting Corp., a Delaware corporation, all of the stock of which is currently subject to the Trust Agreement, and which is beneficially owned, indirectly, by the Borrower

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States, consistently applied.

          "GUARANTOR" means one who pledges its credit or property in any manner, or otherwise becomes responsible for the payment or other performance of the indebtedness, contract or other obligation of another Person and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or one who agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind and one who has endorsed (otherwise than for collection or deposit in the ordinary course of business), or has discounted with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or become liable for, any Indebtedness or who has entered into any agreement for the purchase or other acquisition of any product, materials or supplies, or for the making of shipments, or for the payment for services, if in any such case payment therefor is to be made regardless of the nondelivery of the product, materials or supplies or the non-furnishing of the services.

          "GUARANTY" shall have the meaning assigned to it in Section 6.6.

          "HAZARDOUS MATERIAL" means, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCBS"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of


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                             Page 8

similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "HEALTHCARE COMMUNICATIONS BUSINESS" means the business conducted by Osborn Healthcare Communications, Inc., a Delaware corporation.

          "HISTORICAL FIXED CHARGES" means as of the end of any four fiscal quarter period of the Borrower, the sum of the aggregate amount of (a) all principal payments required to be made pursuant to Section 2.6(b)(i) as a result of a scheduled Reducing Commitment reduction pursuant to Section 2.1(b) during such four quarter period, (b) all principal payments required to be paid on the Acquisition Loans pursuant to Section 2.2(d) during such four quarter period, (c) all required principal payments on Total Debt (other than the Loans) during such four quarter period, (d) all Interest Expense of the Borrower or any of its Subsidiaries required to be paid during such four quarter period, (e) Capital Expenditures made by the Borrower or any of its Subsidiaries during such four quarter period (excluding any Capital Expenditures permitted pursuant to Section 8.7(b) or (c)), and (f) federal and state income taxes paid by the Borrower during such four quarter period (other than any such taxes resulting from sales, exchanges or other dispositions of property not in the ordinary course of business). In calculating Historical Fixed Charges for any period which includes any period prior to the Closing Date, the Total Debt of the Borrower owing to World Subordinated Debt Partners, L.P. outstanding during such period shall be deemed not to have been outstanding, and instead an amount equal to the Loans made on the Closing Date hereunder shall be deemed to be outstanding during such period, and the interest rate in effect hereunder on the date of determination shall be deemed to be the interest rate which was in effect on such indebtedness for such period.

          "INDEBTEDNESS" of any Person means, without duplication, all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or the notes thereto (excluding trade accounts payable and accrued expenses arising in the ordinary course of business and not more than ninety days past due), including, without limitation, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such


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                             Page 9

Person incurred, issued or assumed as the deferred purchase price of property or services (other than to the extent any such obligation is to be satisfied by the delivery of common stock of the Borrower or preferred stock of the Borrower which (i) has no mandatory dividend rights, other than dividends payable solely by the delivery of common stock or preferred stock which satisfies the conditions of this parenthetical, and (ii) has no liquidation rights, put rights or other mandatory payment rights exercisable at any time prior to one year after the Termination Date), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all obligations or liabilities in respect of which such Person is a Guarantor, (h) all Capitalized Lease Obligations of such Person, (i) all Rate Hedging Obligations, and (j) all obligations of such Person as an account party to reimburse any Person in respect of letters of credit or bankers' acceptances. The Indebtedness of any Person shall include any recourse Indebtedness of any partnership in which such Person is a general partner.

          "INTEREST EXPENSE" means, without duplication, for any period, interest expense (net of any interest income) deducted in determining Net Earnings for such period (including interest with respect to Capital Leases), excluding: (a) the amortization of fees and costs incurred with respect to this Agreement and (b) any interest paid in kind or other non-cash interest expense. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower with respect to Rate Hedging Obligations.

          "INTEREST PERIOD" means, with respect to any LIBOR Loan, the period selected by the Borrower, commencing on the date such Loan is made, continued or converted and ending on the last day of such period as selected by the Borrower. The Interest Period for each LIBOR Loan shall be one, two, three or six months; PROVIDED, HOWEVER, that whenever the last day of such Interest Period would otherwise occur on a day other than a Banking Day, the last day of such Interest Period shall occur on the next succeeding Banking Day; PROVIDED, FURTHER, that if such extension of time would cause the last day of such Interest Period to occur in the next calendar month, the last day of such Interest Period shall occur on the next preceding Banking Day. The Borrower shall not select any Interest Period which extends beyond any date on which a scheduled payment is or may be required to be made pursuant to Section 2.2(d) or Section 2.6(b)(i) unless the sum of the amount available to be drawn under the Commitments plus the aggregate principal balance of all Base Rate Loans and all LIBOR Loans with Interest Periods ending prior to such date is at least equal to the maximum amount that is, or may be, required to be paid on such date.

          "LIBOR" means the average (rounded upwards, if necessary, to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in United States dollars for the relevant Interest Period and in an amount approximately equal to the Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Agent by prime banks in the London Eurodollar market, determined as of 11:00 a.m. London time (or as soon thereafter as practicable), two Banking Days prior to the beginning of the relevant Interest Period.

          "LIBOR LOANS" means those Loans described in Sections 2.1 and 2.2 on which the Borrower shall pay interest at a rate based on the applicable LIBOR Rate.

          "LIBOR RATE" means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (a) the applicable LIBOR by (b) 1.00 minus the LIBOR Reserve Percentage.

          "LIBOR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time). The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

          "LICENSE" means any authorization, permit, consent, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by, or entered into by a federal, state or local governmental authority which permits or authorizes the acquisition, construction or operation of a radio or television broadcasting station, a subscription audio or video service, a satellite distribution system for audio or video programming or any part of a radio or television broadcasting station or satellite distribution system or which is required for the acquisition, ownership or operation of any Station or any part of the Muzak Business or the Healthcare Communications Business.

          "LICENSE SUBSIDIARY" means each Subsidiary formed pursuant to
Section 7.16 to hold Licenses issued by the FCC.

          "LICENSING AUTHORITY" means a governmental authority which has granted or issued a License.

          "LIEN" as applied to the property of any Person means: (a) any mortgage, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent of any jurisdiction in respect of Indebtedness; and (d) in the case of securities or other equity interests, any purchase option, call or similar right of a third party with respect to such securities or other equity interests.

          "LIFE INSURANCE ASSIGNMENT" has the meaning assigned to it in
Section 6.7.

          "LOANS" means the Reducing Loans and the Acquisition Loans.

          "MAJORITY BANKS" means, at any time, the Banks holding at least 66 2/3% of the then aggregate unpaid principal amount of the Notes, or, if no principal amount of the Notes is then outstanding, the Banks having at least 66 2/3% of the Commitments.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect upon or change in (a) the properties, assets, business, operations, financial condition or prospects of the Borrower or any of its Subsidiaries which, together with any other of its Subsidiaries suffering or affected by the same material adverse effect or change, has 15% or more of the consolidated assets of, or contributed 15% or more to the consolidated Operating Cash Flow of, the Borrower and its Subsidiaries taken as a whole, or on the ability of the Borrower or any such Subsidiary to conduct its business, (b) the ability of the Borrower, any of the Borrower's Subsidiaries or any other party to a Collateral Document (other than the Agent or any Bank) to perform its obligations hereunder or under any other Collateral Document to which it is a party, (c) the validity or enforceability of this Agreement, the Notes or any other Collateral Document, or (d) the rights or remedies of the Agent or the Banks under this

Agreement, the Notes or any other Collateral Document or at law or in equity.

          "MORTGAGES" has the meaning assigned to it in Section 6.4(a).

          "MUZAK BUSINESS" means the business conducted under the Muzak Franchises.

          "MUZAK FRANCHISE" means a franchise from (a) Muzak Limited Partnership (or its successors) to market and distribute subscription music services and adjunct services relating to the sequencing, changing and switching of music-program communications and the delivery of advertising, video and data communications or (b) some other Person with a system that is substantially similar to the system described in (a).

          "NET EARNINGS" means, with respect to the Borrower, the consolidated net income (or deficit) of the Borrower for the period involved, after taxes paid or accrued and after all proper charges and reserves (excluding, however, non-recurring special charges and credits), all as determined in accordance with GAAP; PROVIDED, HOWEVER, that in calculating Net Earnings for any period that includes any calendar quarter in 1994, the actual amount of corporate overhead deducted in respect of such quarter shall be added back and an amount equal to $425,000 for such quarter shall be subtracted.

          "NOTES" means the Reducing Notes and the Acquisition Notes.

          "OBLIGATIONS" means any obligation of the Borrower or any of its Subsidiaries (a) to pay to the Banks the principal of and interest on the Loans in accordance with the terms hereof and of the Notes, including, without limitation, any interest accruing after the date of any filing by the Borrower or any Subsidiary of any petition in bankruptcy or the commencing of bankruptcy, insolvency or similar proceedings with respect to the Borrower or any of its Subsidiaries, regardless of whether such interest is allowable as a claim in any such proceeding; (b) in respect of any Rate Hedging Obligations owing to any Bank or any Affiliate of any Bank; (c) to pay, satisfy or perform any other liability or obligation to the Agent or any Bank, arising under this Agreement or any Collateral Document, whether now existing or hereafter incurred by reason of future advances or otherwise, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications or renewals thereof and substitutions therefor, and including without limitation all fees, indemnification amounts, costs and expenses, including interest thereon and reasonable attorneys' fees, incurred by the Agent or any Bank for the protection, preservation or enforcement of its rights and remedies arising hereunder or under the Collateral Documents; (d) to repay to the Banks all amounts advanced at any time by the Banks hereunder or under any Collateral Document, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, lienors or other Persons, or for taxes, levies, insurance, rent or repairs to, or maintenance or storage of, any of the property of the Borrower or any of its Subsidiaries; (e) to perform any covenant or agreement made with the Banks pursuant to this Agreement or any Collateral Document; or (f) to take any other action in respect of any other liability of any nature of the Borrower or any of its Subsidiaries to the Banks under this Agreement or any Collateral Document.

          "OPERATING AGREEMENT" means any programming agreement, time brokerage, local marketing or similar agreement, network affiliation agreement, franchise agreement, lease or other agreement relating to the operation of a Station, the Muzak Business or the Healthcare Communications Business by the Borrower or any of its Subsidiaries, the termination or adverse modification of which could have a Material Adverse Effect.

          "OPERATING CASH FLOW" means, during any period, the consolidated Net Earnings of the Borrower for such period (excluding, to the extent included in Net Earnings, (i) the effect of any exchange of advertising time for non-cash consideration, such as merchandise or services, (ii) any other non-cash income or expense (including the cumulative effect of a change in accounting principles and extraordinary items), (iii) any gains or losses from sales, exchanges and other dispositions of property not in the ordinary course of business, and (iv) equity in results of affiliated companies, as reflected on the Borrower's financial statements, including Ruth Broadcasting Corporation, but only to the extent that losses attributable to Ruth Broadcasting Corporation are actually funded by the Borrower or any of its Subsidiaries), MINUS any interest income, investment income and other non-operating income, MINUS any cash payments made in respect of Programming Obligations in such period, PLUS the sum of (a) depreciation on or obsolescence of fixed or capital assets and amortization of intangibles and leasehold improvements (including, without limitation, amortization in respect of Programming Obligations) for such period, PLUS
(b) Interest Expense for such period, PLUS (c) federal and state income taxes for such period, PLUS (d) any cash payments of management fees received by the Borrower from Fairmont Communications Corporation and Northstar Television Group, Inc. in such period, all on a consolidated basis and computed on the accrual method. For purposes of calculating Operating Cash Flow in any period (other than for purposes of calculating Excess Cash Flow), any acquisition of any Station, and any sale or other disposition of any Station, which occurs during such period shall be deemed to have occurred on the first day of such period.

          "PBGC" means the Pension Benefit Guaranty Corporation or any governmental authority at any time substituted therefor.

          "PENSION PLAN" means an employee pension benefit plan as defined in Section 3(2) of ERISA which is subject to the provisions of Section 302 or Title IV of ERISA or Section 412 of the Code.

          "PERMITTED ACQUISITION" has the meaning assigned to it in Section 8.10(b).

          "PERMITTED DIVESTITURE" means (a) any sale by the Borrower or any of its Subsidiaries of all or substantially all of the assets of, or more than 50% of the capital stock of the Subsidiary which owns, any of the following Stations: WOLZ-FM, Fort Myers, Florida; WFKS-FM, Daytona Beach, Florida; WAAX-AM/WQEN-FM, Gadsden, Alabama; WAYV-FM, Atlantic City, New Jersey; WWRD-FM, Jacksonville, Florida; WING-FM, Dayton, Ohio; WFXK-FM, Raleigh, North Carolina; and WRWS, San Carlos, Florida; and (b) any sale by Osborn Sound and Communications of Georgia, Inc. of the real property located at 1209 Williams Street, NW, Atlanta, Georgia 30309.

          "PERMITTED LIEN" means any of the following Liens:

               (a) Liens for taxes or assessments and similar charges, which are either not delinquent or being contested diligently and in good faith by appropriate proceedings, and (i) as to which the Borrower or its affected Subsidiary has set aside adequate reserves to the extent required by and in accordance with GAAP on its books and (ii) which do not entail any significant risk of loss, forfeiture, foreclosure or sale of the property subject thereto;

               (b) statutory Liens, such as mechanic's, materialman's, warehouseman's, landlord's, artisan's, workman's, contractor's, carrier's or other like Liens, (i) incurred in good faith in the ordinary course of business, (ii) which are either not delinquent or are being contested diligently and in good faith by appropriate proceedings, (iii) as to which the Borrower or its affected Subsidiary has set aside adequate reserves to the extent required by and in accordance with GAAP on its books or bonded satisfactorily to the Agent and (iv) which do not entail any significant risk of loss, forfeiture, foreclosure or sale of the property subject thereto;

               (c) encumbrances consisting of zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of real property, minor survey defects or minor irregularities of title, PROVIDED that none of such encumbrances materially impairs the use or value of any property in the operation of the Borrower's or any of its Subsidiaries' business;

               (d) Liens securing conditional sale or purchase money obligations to the extent the Indebtedness secured thereby is permitted under Section 8.1 and Capitalized Lease Obligations permitted under Section
8.6 (and protective UCC-1 financing statements filed by lessors in connection with leases not intended as security), but only in the property which is the subject of such obligations;

               (e) Liens arising under or pursuant to this Agreement or any Collateral Document or otherwise securing any Obligation;

               (f) Liens in respect of judgments or awards with respect to which the Borrower or any of its Subsidiaries is, in good faith, prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review has been secured, and as to which judgments or awards the Borrower or such Subsidiary has established adequate reserves to the extent required by and in accordance with GAAP on its books or has bonded in a manner satisfactory to the Agent;

               (g) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

               (h) Liens granted to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations and not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of any property;

               (i) Liens on the assets and capital stock of Atlantic City in favor of National Westminster Bank or its assignees securing loans to Atlantic City in a principal amount not to exceed $3,400,000;

               (j) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or its Subsidiaries;

               (k) any interest or title of a lessor or sublessor under any lease pursuant to which the Borrower or any of its Subsidiaries holds a leasehold interest as tenant; and

               (l) any other Liens listed on EXHIBIT G hereto or to which the Majority Banks have consented in writing and renewals and extensions thereof.

          "PERSON" shall include natural persons, corporations, business trusts, associations, companies, limited liability companies, joint ventures and partnerships.

          "PLAN" means any employee benefit plan, as defined under Section 3(3) of ERISA, established or maintained by the Borrower or any member of the Controlled Group or any such Plan to which the Borrower or any member of the Controlled Group is, or in the last six years was, required to contribute on behalf of its employees.

          "PLEDGE AGREEMENTS" means the Borrower Pledge Agreement and the Subsidiary Pledge Agreement.

          "POSSIBLE DEFAULT" means an event, condition, situation or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default.

          "PREPAYMENT PREMIUM" with respect to the prepayment or conversion of any LIBOR Loan or any other receipt or recovery of any LIBOR Loan prior to the end of the applicable Interest Period, whether by voluntary prepayment, acceleration, conversion to a Base Rate Loan or otherwise, means an amount equal to the sum of (a) the present value (discounted at the Discount Rate) of the product of (i) the excess, if any, of the rate of interest applicable to such Loan pursuant to Section 3.1 hereof at the time of such prepayment or conversion on the principal amount so prepaid, converted or accelerated, as the case may be, over the rate of interest on United States Treasury obligations on the date of payment, conversion or acceleration, as the case may be, of such principal amount and having a maturity date approximating the last Banking Day of the applicable Interest Period, as determined by the Agent, multiplied by (ii) the principal amount so prepaid, converted or accelerated, as the case may be, multiplied by
(iii) a fraction, the numerator of which is the number of days remaining in the related Interest Period and the denominator of which is 360 (taking into consideration the applicable compounding for the frequency of installment payments of the Loans being prepaid), plus (b) reasonable out-of-pocket costs and expenses incurred by the Banks and the Agent with respect to such prepayment.

          "PROGRAMMING OBLIGATIONS" means all direct or indirect liabilities, contingent or otherwise, with respect to contracts for television broadcast rights relating to television series or other programs produced or distributed for television release.

          "PROJECTED DEBT SERVICE" means, as of any date, the sum of (a) all scheduled Reducing Commitment reductions pursuant to Section 2.1(b) during the four quarter period following such date, (b) all principal payments required to be made on the Acquisition Loans pursuant to Section 2.2(d) during such subsequent four quarter period, (c) all principal payments required to be made by the Borrower and its Subsidiaries on Total Debt (other than the Loans) during such subsequent four quarter period, and
(d) all Interest Expense of the Borrower and its Subsidiaries required to be paid during such subsequent four quarter period. In calculating Projected Debt Service, (i) the interest rate during such subsequent period on any Indebtedness which does not bear interest at a rate which is fixed for the entire subsequent period shall be deemed to be the interest rate in effect on such Indebtedness as of the date of determination, (ii) for dates of determination prior to the Conversion Date, it shall be assumed that the principal amount of Acquisition Loans outstanding as of the date of determination will be outstanding immediately following the Conversion Date, and (iii) it shall be assumed that the principal amount of Reducing Loans outstanding as of the date of determination will be outstanding for the subsequent four quarter period, subject to required Reducing Commitment reductions.

          "QUARTERLY DATE" means the last day of each of the Borrower's fiscal quarters.

          "RATABLE SHARE" means with respect to any Bank, its pro rata share of the Commitments or the Loans. Initially, the Ratable Share of Society shall be 100%.

          "RATE HEDGING OBLIGATIONS" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect the Borrower from the fluctuations of interest rates, including interest rate exchange or swap agreements, interest rate cap or collar protection agreements, and interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

          "REDUCING COMMITMENT" has the meaning assigned to it in Section
2.1(a).

          "REDUCING LOANS" has the meaning assigned to it in Section
2.1(a).

          "REDUCING NOTES" has the meaning assigned to it in Section 2.4.

          "REGULATORY CHANGE" means the adoption of or any change in federal, state or local treaties, laws, rules or regulations or the adoption of or change in any interpretations, guidelines, directives or requests of or under any federal, state or local treaties, laws, rules or regulations (whether or not having the force of law) by any court, governmental authority, central bank or comparable agency charged with the interpretation or administration thereof.

          "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "REPORTABLE EVENT" means a reportable event as that term is defined in Title IV of ERISA, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with
Section 412(d) of the Code).

          "SECURITY AGREEMENTS" means the Borrower Security Agreement and the Subsidiary Security Agreement.

          "SOCIETY" means Society National Bank.

          "STATIONS" means, as of any date, the radio and television broadcasting stations owned by the Borrower or any of its Subsidiaries as of such date, including any such stations being constructed; all auxiliary stations owned or operated in connection with the foregoing or any satellite, microwave or other communications station owned or operated at such time by the Borrower or any of its Subsidiaries.

          "SUBSIDIARY" means each partnership or corporation, the majority of the outstanding partnership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by the Borrower. The foregoing to the contrary notwithstanding, Atlantic City shall not be deemed to be a Subsidiary of the Borrower until such time as the debt owed by Atlantic City to National Westminster Bank shall have been paid in full.

          "SUBSIDIARY PLEDGE AGREEMENT" has the meaning assigned to it in
Section 6.3.

          "SUBSIDIARY SECURITY AGREEMENT" has the meaning assigned to it in
Section 6.2.

          "TERMINATION DATE" means December 31, 2001.

          "TOTAL DEBT" means all Indebtedness of the Borrower and its Subsidiaries for borrowed money, including, without limitation, the Loans, all Capitalized Lease Obligations of the Borrower and its Subsidiaries, all other Indebtedness of the Borrower or any of its Subsidiaries represented by notes or drafts representing extensions of credit for borrowed money or on which interest is typically charged, all obligations evidenced by bonds, debentures, notes or other similar instruments (including all such obligations to which any property or asset owned by the Borrower or any of its Subsidiaries is subject, whether or not the obligation secured thereby shall have been assumed), all obligations under conditional sale or other title retention agreements relating to purchased assets, all obligations incurred, issued or assumed as the deferred purchase price of property or services (other than to the extent any such obligation is to be satisfied by the delivery of common stock of the Borrower or preferred stock of the Borrower which (a) has no mandatory dividend rights, other than dividends payable solely by the delivery of common stock or preferred stock which satisfies the conditions of this parenthetical, and (b) has no liquidation rights, put rights or other mandatory payment rights exercisable at any time prior to one year after the Termination Date), all obligations or liabilities in respect of which the Borrower or any of its Subsidiaries is a Guarantor, and all obligations as an account party to reimburse any Person in respect of letters of credit or bankers' acceptances.

          "TRUST AGREEMENT" means the Irrevocable Voting Trust Agreement among Southeast Radio Holding Corp., Gadsden, the Borrower and James M. Ward, Trustee, pursuant to which legal title to, and all voting rights relating to, the stock of Gadsden are held by James M. Ward as trustee for the benefit of Southeast Radio Holding Corp., a Delaware corporation which is wholly owned by the Borrower.

          "WORKING CAPITAL" means, as of any date, the excess of the consolidated current assets, other than cash, of the Borrower and its Subsidiaries over their consolidated current liabilities, other than the current portion of long term debt, as of such date.

          1.2 OTHER TERMS. Except as otherwise specifically provided in this Agreement, each term not otherwise expressly defined herein which is defined in the Uniform Commercial Code, as amended (the "UCC") as adopted in any applicable jurisdiction shall have the meaning assigned to it in the UCC in effect in such jurisdiction. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections or Exhibits shall be deemed to be references to Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. Whenever any agreement, promissory note or other instrument or document is defined in this Agreement, such definition shall be deemed to mean and include, from and after the date of any amendment, restatement or modification thereof, such agreement, promissory note or other instrument or document as so amended, restated or modified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          1.3 ACCOUNTING PROVISIONS. All accounting terms used in this Agreement which are not expressly defined herein shall have the respective meanings given to them in accordance with GAAP, all computations shall be made in accordance with GAAP, and all balance sheets and other financial statements shall be prepared in accordance with GAAP. All financial covenants and calculations required herein and all financial statements and other information furnished to the Agent and the Banks pursuant to Section
7.5 (a) shall reflect the assets and results of operations of Gadsden, Ruth Broadcasting Corporation (to the extent any losses of Ruth Broadcasting Corporation are actually funded by the Borrower or any of its Subsidiaries) and each other entity the assets or results of operations of which are reflected in the Borrower's financial statements as "equity in results of affiliated companies" as if each such entity were a consolidated Subsidiary for purposes of GAAP and as if each such entity were owned by the Borrower since July 1994 (in the case of Gadsden) or the date of the Borrower's acquisition of such other entity, and (b) shall exclude the assets and results of operations of Atlantic City as if Atlantic City were not a subsidiary of the Borrower until such time as the debt owing by Atlantic City to National Westminster Bank shall have been paid in full.

SECTION 2      THE LOANS.

          2.1  THE REDUCING COMMITMENT AND THE REDUCING LOANS.

               (a) Subject to the terms and conditions hereof, during the period up to but not including the Termination Date, the Banks severally, but not jointly, shall make loans to the Borrower in such amounts as the Borrower may from time to time request (the "Reducing Loans") but not exceeding in aggregate principal amount at any one time outstanding $46,000,000 (as such amount may be reduced from time to time, the "Reducing Commitment"). Each Reducing Loan requested by the Borrower shall be funded by the Banks in accordance with their Ratable Shares of the requested Reducing Loan. A Bank shall not be obligated hereunder to make any additional Reducing Loan if immediately after making such Loan, the aggregate principal balance of all Reducing Loans made by such Bank would exceed such Bank's Ratable Share of the Reducing Commitment. The Reducing Loans may be comprised of Base Rate Loans or LIBOR Loans, as provided in
Section 2.3.

               (b) On each date set forth in the table below, the Reducing Commitment shall automatically reduce by the amount set forth for such date in such table:

Calendar Year     March 31        June 30          September 30     December 31
1995              $0              $0               $0               $0
1996              $0              $0               $0               $1,518,000
1997              $1,023,500      $1,023,500       $1,023,500       $1,023,500
1998              $1,357,000      $1,357,000       $1,357,000       $1,357,000
1999              $1,725,000      $1,725,000       $1,725,000       $1,725,000
2000              $2,277,000      $2,277,000       $2,277,000       $2,277,000
2001              $2,208,000      $2,208,000       $2,208,000       $12,328,000


               (c) Prior to the Termination Date, the Borrower may, at its option, from time to time prepay all or any portion of the Reducing Loans, subject to the provisions of Section 2.6, and the Borrower may reborrow from time to time hereunder amounts so paid up to the amount of the Reducing Commitment in effect at the time of reborrowing.

               (d) At any time prior to the Termination Date, by written notice to the Agent no later than 11:00 A.M. Cleveland, Ohio time five Banking Days prior to such termination or reduction, the Borrower may permanently terminate, or from time to time permanently reduce, the Reducing Commitment. Such notice shall be in writing or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such telephone notice. Any such partial reduction hereunder shall be in an amount which is not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof. The Agent shall notify the Banks of any such reduction or termination of the Reducing Commitment.

               (e) All Reducing Loans, together with all interest accrued thereon, shall be paid in full no later than the Termination Date.

          2.2  THE ACQUISITION COMMITMENT AND THE ACQUISITION LOANS.

               (a) Subject to the terms and conditions hereof, during the period up to but not including the Conversion Date, the Banks severally, but not jointly, shall make loans to the Borrower in such amounts as the Borrower may from time to time request (the "Acquisition Loans") but not exceeding in aggregate principal amount at any one time outstanding $10,000,000 (as such amount may be reduced from time to time, the "Acquisition Commitment"). Each Acquisition Loan requested by the Borrower shall be funded by the Banks in accordance with their Ratable Shares of the requested Acquisition Loan. A Bank shall not be obligated hereunder to make any additional Acquisition Loan if immediately after making such Loan, the aggregate principal balance of all Acquisition Loans made by such Bank would exceed such Bank's Ratable Share of the Acquisition Commitment. The Acquisition Loans may be comprised of Base Rate Loans or LIBOR Loans, as provided in Section 2.3.

               (b) Prior to the Conversion Date, the Borrower may, at its option, from time to time prepay all or any portion of the Acquisition Loans, subject to the provisions of Section 2.6, and the Borrower may reborrow from time to time hereunder amounts so paid up to the amount of the Acquisition Commitment in effect at the time of reborrowing.

               (c) At any time prior to the Conversion Date, by written notice to the Agent no later than 11:00 A.M. Cleveland, Ohio time five Banking Days prior to such termination or reduction, the Borrower may permanently terminate, or from time to time permanently reduce, the Acquisition Commitment. Such notice shall be in writing or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such telephone notice. Any such partial reduction hereunder shall be in an amount which is not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof. The

Agent shall notify the Banks of any such reduction or termination of the Acquisition Commitment.

               (d) On the Conversion Date each then outstanding Acquisition Loan shall automatically be converted into, and continued and extended as, a five year term loan. The aggregate principal of the Acquisition Loans shall be repaid in twenty consecutive quarterly installments commencing on the first Quarterly Date after the Conversion Date. No amount so paid may be reborrowed. The installments shall be due on each date set forth in the following table, with each installment being in an amount equal to that percentage set forth in such table for such date of the principal amount of the Acquisition Loans outstanding on the Conversion Date, with the final installment of all then outstanding principal, together with all accrued interest, due no later than the Termination Date:


Calendar Year   March 31       June 30       September 30       December 31

1997            2.5%           2.5%          2.5%               2.5%
1998            5.0%           5.0%          5.0%               5.0%
1999            5.0%           5.0%          5.0%               5.0%
2000            6.25%          6.25%         6.25%              6.25%
2001            6.25%          6.25%         6.25%              all remaining
                                                                principal

          2.3  MAKING AND CONTINUATION/CONVERSION OF THE LOANS.

               (a)  MAKING OF THE LOANS.

                    (i) Each Loan shall be made by the Banks in such amount as the Borrower shall request, PROVIDED that each borrowing shall be in an amount which is a minimum of (A), with respect to any LIBOR Loan, $1,000,000, and integral multiples of $1,000,000 in excess thereof, and (B) with respect to any Base Rate Loan, $500,000 and integral multiples of $500,000 in excess thereof or such lesser amount as may be equal to the then unused portion of the Reducing Commitment or the Acquisition Commitment, as the case may be. The obligation of the Banks to make any Loan is conditioned upon the fact that (x) no Possible Default or Event of Default shall then exist or immediately after the Loan would exist; (y) all of the Collateral Documents shall still be in full force and effect; and
(z) the representations and warranties contained herein and in the Collateral Documents shall be true and correct in all material respects as if made on and as of the date of such borrowing, except to the extent that any thereof expressly relate to an earlier date.

                    (ii) Loans shall be effected at the principal banking office of the Agent in Cleveland, Ohio, and shall be made at such times as the Borrower may request by notice to the Agent no later than 11:00 A.M. Cleveland, Ohio time (A) three Banking Days prior to the date of a requested LIBOR Loan and (B) one Banking Day prior to the date of a requested Base Rate Loan. Such notices shall be in writing, or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as the telephone request, and shall specify the proposed date and the amount of the requested Loan, whether it is to bear interest initially based upon the Base Rate or the LIBOR Rate, and the Interest Period thereof, if applicable.

                    (iii) Upon receipt of each borrowing notice for a Loan, the Agent shall promptly notify each Bank of the type, Interest Period, if applicable, amount and date of the proposed borrowing. Not later than 11:00 A.M. Cleveland time, on the date of a proposed borrowing, each Bank shall provide the Agent at its address specified in Section 12.4 hereof with immediately available funds covering such Bank's Ratable Share of the borrowing, and the Agent shall pay over such immediately available funds to the Borrower.

               (b) CONVERSION/CONTINUATION OF THE LOANS. At the Borrower's election pursuant to notice given to the Agent not later than 11:00 A.M. Cleveland, Ohio time three Banking Days prior to such conversion or continuation, any Base Rate Loan or any LIBOR Loan may be converted to or continued as a LIBOR Loan as requested by the Borrower; PROVIDED, HOWEVER, that each conversion shall be in an amount which is a minimum of $1,000,000, and integral multiples of $1,000,000 in excess thereof; and PROVIDED, FURTHER, that no Loan may be continued as or converted to a LIBOR Loan at any time that an Event of Default or Possible Default exists. If the Borrower has not delivered to the Agent such notice with respect to any terminating Interest Period at least three Banking Days prior to the end of such Interest Period, the affected LIBOR Loan shall convert to a Base Rate Loan at the end of such Interest Period.

               (c) NUMBER OF INTEREST RATE OPTIONS. In no event shall the Borrower have more than three LIBOR Loans outstanding at any time.

          2.4 THE NOTES. All Reducing Loans shall be evidenced by separate promissory notes payable to the Banks substantially in the form attached hereto as EXHIBIT A to be duly executed and delivered by the Borrower at or prior to the Closing in the aggregate principal amount of the Reducing Commitment (the "Reducing Notes"). All Acquisition Loans shall be evidenced by separate promissory notes payable to the Banks substantially in the form attached hereto as EXHIBIT B to be duly executed and delivered by the Borrower at or prior to the Closing in the aggregate principal amount of the Acquisition Commitment (the "Acquisition Notes"). The Banks may, and are hereby authorized by the Borrower to, set forth on the grids attached to the Notes, or in other comparable records maintained by them, the amount of each Loan, all payments and prepayments of principal and interest received, the current outstanding principal balance, and other appropriate information. The aggregate unpaid amount of any Loan set forth in any records maintained by a Bank with respect to a Note shall be presumptive evidence of the principal amount owing and unpaid on such Note. Failure of a Bank to record the principal amount of any Loan on the grid(s) attached to a Note shall not limit or otherwise affect the obligation of the Borrower hereunder or under such Note to repay the principal amount of such Loan and all interest accruing thereon.

          2.5  FEES.

               (a) COMMITMENT FEES. The Borrower shall pay to the Agent for the benefit of the Banks a post-closing commitment fee of 1/2% per annum (based on a year having 360 days and actual days elapsed) on the aggregate average daily undisbursed amount of each Commitment. Such commitment fee shall (i) commence to accrue as of the Closing Date and continue for each day to and including the Termination Date, with respect to the Reducing Commitment, and the Conversion Date, with respect to the Acquisition Commitment, (ii) be in addition to any other fee required by the terms and conditions of this Agreement, (iii) be payable quarterly in arrears on each Quarterly Date, and (iv) be shared by the Banks in accordance with their Ratable Shares.

               (b) OTHER FEES. The Borrower shall pay to the Agent such other fees as are set forth in the letter agreement between the Borrower and the Agent of even date herewith.

          2.6  PREPAYMENT.

               (a) VOLUNTARY PREPAYMENTS. By notice to the Agent (which shall be in writing or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such telephone notice) no later than 11:00 A.M. Cleveland, Ohio time on the Banking Day prior to such prepayment (with respect to any Base Rate Loan) or on the third Banking Day prior to such prepayment (with respect to any LIBOR Loan), the Borrower may, at its option, prepay the Loans in whole at any time or in part from time to time without penalty or premium (except that any such prepayment of any LIBOR Loan shall be made together with the applicable Prepayment Premium); PROVIDED, HOWEVER, that each partial prepayment shall be in the aggregate principal amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof. All accrued interest on the amount prepaid shall be paid with the prepayment. Each voluntary prepayment of the Acquisition Loans after the Conversion Date shall be applied to the principal installments due pursuant to
Section 2.2(d) pro rata, and no amount so prepaid may be reborrowed.

               (b)  MANDATORY PREPAYMENTS.

                    (i) REDUCTION OF COMMITMENT. If at any time the outstanding principal amount of the Reducing Loans exceeds the Reducing Commitment, or if at any time prior to the Conversion Date the outstanding principal amount of the Acquisition Loans exceeds the Acquisition Commitment, the Borrower shall immediately prepay the Reducing Notes or the Acquisition Notes, as the case may be, without penalty or premium (except that any such prepayment of any LIBOR Loan shall be made together with the applicable Prepayment Premium), in an amount necessary to cause the outstanding principal amount of the Reducing Loans not to exceed the Reducing Commitment or to cause the outstanding principal amount of the Acquisition Loans not to exceed the Acquisition Commitment, as the case may be. All accrued interest on the amount prepaid shall be paid with the prepayment.

                    (ii) EXCESS CASH FLOW. Within ninety days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 1996, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to the Applicable Percentage of Excess Cash Flow, if any, for such fiscal year. Mandatory prepayments made pursuant to this Section 2.6(b)(ii) shall be determined from the annual financial statements for such fiscal year delivered by the Borrower pursuant to
Section 7.5(a) and shall be accompanied by a certificate signed by the Borrower's chief financial officer setting forth the calculations from which the amount of such prepayment was determined.

                    (iii) PROCEEDS OF ASSET SALES. The Borrower shall make a mandatory prepayment of the Loans in an amount equal to the cash proceeds of any Asset Sale, net of any reasonable costs directly incurred in connection with such Asset Sale and any taxes payable in connection with such Asset Sale. Together with such prepayment, the Borrower shall deliver to the Agent a certificate executed by the Borrower's chief financial officer setting forth the calculation of the net cash proceeds of such Asset Sale. Such prepayment shall be made within two Banking Days after receipt by the Borrower of such cash proceeds.

                    (iv) INSURANCE PROCEEDS. Within 180 days after the date of receipt of any cash payments under any insurance policy maintained by the Borrower or any of its Subsidiaries which have not been reinvested in assets of a kind then used or usable in the business of the Borrower or such Subsidiary or used to maintain the business of the Borrower and its Subsidiaries as going concerns as a consequence of any business interruption, the Borrower shall make a mandatory prepayment of the Loans in the amount of such unreinvested or unused proceeds; PROVIDED, HOWEVER, that notwithstanding any of the foregoing to the contrary, upon and during the continuance of any Event of Default or Possible Default, all such insurance proceeds, regardless of reinvestment or other use, received by the Borrower or any Subsidiary shall be applied as a prepayment of the Loans.

                    (v) MANAGEMENT FEES. Within five days of receipt thereof, the Borrower shall make a mandatory prepayment of the Reducing Loans in the amount of any management fees or other payments (other than fees paid by Fairmont Communications Corporation to the Borrower or any of its Subsidiaries for actual services rendered in an aggregate amount not to exceed $11,000 per month) which it or any of its Subsidiaries receives from Fairmont Communications Corporation or Northstar Television Group, Inc. (collectively, "Management Fees").

               (c)  APPLICATION OF PREPAYMENTS; REDUCTION OF COMMITMENTS.

                    (i) APPLICATION TO ACCRUED INTEREST. All prepayments made pursuant to this Section 2.6 shall be applied first to any Prepayment Premium then due, then to accrued interest and then to the principal outstanding under the Loans. For purposes of the calculation of interest and the determination of whether any Prepayment Premium is due in connection with any such prepayment, such principal prepayments shall be applied first to the Base Rate Loans and then to the LIBOR Loans with the shortest remaining Interest Periods.

                    (ii) APPLICATION TO REDUCING LOANS AND ACQUISITION LOANS. All mandatory prepayments of principal required to be made pursuant to Section 2.6(b)(ii), (iii) or (iv) shall be applied first to the Reducing Loans and then, after the Reducing Loans and the Reducing Commitment have been reduced to zero, to the Acquisition Loans.

                    (iii) APPLICATION TO THE REDUCING LOANS AND THE REDUCING COMMITMENT. Any mandatory prepayment of the Reducing Loans pursuant to Sections 2.6(b)(ii), (iii) or (iv) shall cause the Reducing Commitment to be immediately and automatically reduced by the amount of such prepayment, and each such mandatory prepayment shall be applied to the subsequent Reducing Commitment reductions set forth in Section 2.1(b) in the inverse order of maturity; PROVIDED, HOWEVER, that any mandatory prepayment of the Reducing Loans from the proceeds of a Permitted Divestiture shall not cause a reduction in the Reducing Commitment; and PROVIDED, FURTHER, that any mandatory prepayment of the proceeds of an Asset Sale other than a Permitted Divestiture shall be applied to the scheduled Reducing Commitment reductions pro rata. Any mandatory prepayment of the Reducing Loans pursuant to Section 2.6(b)(v) shall not cause a reduction in the Reducing Commitment.

                    (iv) APPLICATION TO THE ACQUISITION LOANS AND THE ACQUISITION COMMITMENT. Any mandatory prepayment of the Acquisition Loans prior to the Conversion Date (other than pursuant to Section 2.6(b)(i)) shall cause the Acquisition Commitment to be immediately and automatically reduced by the amount of such prepayment; PROVIDED, HOWEVER, that any mandatory prepayment of the Acquisition Loans from the proceeds of a Permitted Divestiture shall not cause a reduction in the Acquisition Commitment. Any mandatory prepayment of the Acquisition Loans pursuant to
Section 2.6(b)(v) shall not cause a reduction in the Acquisition Commitment. Any mandatory prepayment of the Acquisition Loan after the Conversion Date shall be applied to the subsequent principal installments due under Section 2.2(d) in the inverse order of maturity; PROVIDED, HOWEVER, that any mandatory prepayment of the proceeds of an Asset Sale other than a Permitted Divestiture shall be applied to the subsequent principal installments due under Section 2.2(d) pro rata.

               (d) PREPAYMENT PREMIUM. The Borrower shall pay to the Agent, for the benefit of the Banks, the applicable Prepayment Premium upon any prepayment or conversion (whether voluntary or involuntary) of any LIBOR Loan not made on the last day of the applicable Interest Period.

          2.7 RESERVES OR DEPOSIT REQUIREMENTS, ETC. If at any time any Regulatory Change (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) shall impose any reserve and/or special deposit requirement (other than reserves included in the LIBOR Reserve Percentage, the effect of which is reflected in the interest rate of any LIBOR Loan) against assets held by, or deposits in or for the amount of any loans by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of taking or maintaining hereunder any LIBOR Loan or to reduce the amount of principal, interest or fees received by such Bank with respect to any such Loan, then such Bank shall notify the Agent and the Borrower of such occurrence. Thereafter, upon demand by such Bank the Borrower shall pay to such Bank additional amounts sufficient to compensate and indemnify such Bank for such increased cost or reduced amount. A statement as to the increased cost or reduced amount as a result of any event mentioned in this Section shall be submitted by such Bank to the Agent and the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

          2.8 EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. If any Bank determines that dollar deposits of the relevant amount for the relevant Interest Period are not available to it in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, or that the LIBOR Rate does not adequately reflect the cost to such Bank of making such Loan, as the case may be, such Bank shall promptly give notice of such determination to the Agent and the Borrower, and any request for a new LIBOR Loan or notice of conversion of an existing Loan to a LIBOR Loan given thereafter or previously given by the Borrower and not yet converted shall be deemed a notice to make a Base Rate Loan.

          2.9 CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any Regulatory Change shall make it unlawful for any Bank to fund any LIBOR Loan which it has committed to make hereunder with moneys obtained in the applicable Eurodollar market, such Bank shall notify the Agent and the Borrower, and the obligation of the Banks to fund such Loan shall, upon the happening of such event, forthwith be suspended for the duration of such illegality. If any such change makes it unlawful for any Bank to continue in effect the funding in the applicable Eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Agent and the Borrower thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such Regulatory Change on such date as shall be specified in such notice, either convert all such Loans to Base Rate Loans or prepay all such Loans in full.

          2.10 FUNDING. Any Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.

          2.11 INDEMNITY. Without prejudice to any other provisions of Sections 2.7 through Section 2.10, the Borrower hereby agrees to indemnify each Bank against any loss or expense which it may sustain or incur as a consequence of the Borrower's failure to borrow any LIBOR Loan requested pursuant to this Agreement or any default by the Borrower in payment when due of any amount due hereunder in respect of any LIBOR Loan, including, but not limited to, any premium or penalty actually incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such Loan, as determined by such Bank. A statement as to any such loss or expense shall be submitted by such Bank to the Borrower for payment under the aforesaid indemnification, with a copy to the Agent, which statement shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

          2.12 CAPITAL ADEQUACY. If any Bank shall determine that any Regulatory Change regarding capital adequacy or compliance by such Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any governmental authority, central bank or comparable agency has the effect of reducing the rate of return on such Bank's capital (or on the capital of such Bank's holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such Regulatory Change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount which such Bank deems to be material, then from time to time, within ten days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its holding company) for such reduction. Such Bank will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.
Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

          2.13  TAXES.

               (a) All sums payable by the Borrower hereunder or under the Notes, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges and all liabilities with respect thereto, EXCLUDING, in the case of each Bank and the Agent,
(i) taxes imposed on its income, and franchise taxes imposed on it, by the United States or the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision or taxing authority thereof or therein, and (ii) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's or the Agent's principal office or lending office or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings and charges being hereafter referred to as "TAXES"). If the Borrower is prohibited by law from making payments hereunder or under the Notes free of such deductions or withholdings, then the Borrower shall pay such additional amount as may be necessary in order that the actual amount received by the Banks after such deduction or withholding shall equal the full amount stated to be payable hereunder or under the Notes. The Borrower shall pay directly to all appropriate taxing authorities any and all present and future Taxes, and all liabilities with respect thereto imposed by law or by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement or the execution and delivery of this Agreement or the Notes, except for any Taxes or other liabilities that the Borrower is contesting in good faith by appropriate proceedings, PROVIDED that a Bank shall designate a different lending office if, in the judgment of such Bank, such designation would avoid the need for, or reduce the amount of, any Taxes required to be deducted from or in respect of any sum payable hereunder to such Bank or the Agent and would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

               (b) The Borrower hereby indemnifies the Agent and the Banks and holds them harmless from and against any and all liabilities, fees or additional expense with respect to or resulting from any delay in paying, or omission to pay, Taxes; PROVIDED, HOWEVER, that, in the event any Bank or the Agent (as the case may be) successfully contests the assessment of such Taxes or any liability arising therefrom or with respect thereto, such Bank or the Agent shall refund, to the extent of any refund thereof made to such Bank or the Agent, any amount paid by the Borrower under this Section
2.13 in respect of such Taxes or liabilities arising therefrom or with respect thereto. Each Bank shall notify the Borrower and the Agent of any payment of Taxes required or requested of it and shall give due consideration to any advice or recommendation given in response thereto by the Borrower, and upon notice from such Bank that Taxes or any liability relating thereto (including penalties and interest) have been paid, the Borrower shall pay or reimburse such Bank therefor within ten days of such notice.

               (c) Within thirty days after the payment by the Borrower of any Taxes, the Borrower shall furnish the Agent with the original or a certified copy of the receipt evidencing payment thereof, together with any other information the Agent may reasonably require to establish to its satisfaction that full and timely payment of such Taxes has been made.

               (d) Each Bank organized under the laws of a jurisdiction outside the United States and the Agent, if organized under the laws of a jurisdiction outside the United States, shall, on or prior to the Closing Date or, with respect to an assignee that becomes a Bank pursuant to
Section 12.7(b), the effective date of the assignment to it of an interest in the Loans and the Commitment, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only to the extent such Bank or the Agent is and remains lawfully able to do so), provide the Borrower and (in the case of any such Bank other than the Agent) the Agent with two duly completed copies of Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank or the Agent is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments hereunder or under the Notes or certifying that the income receivable pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States.

               (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of principal and interest hereunder and under the Note.


SECTION 3      INTEREST; PAYMENTS.

          3.1  INTEREST.

               (a) Subject to Section 3.1(c), prior to maturity, LIBOR Loans shall bear interest at the LIBOR Rate plus the Applicable Margin, and Base Rate Loans shall bear interest at the Base Rate plus the Applicable Margin.

               (b) The Applicable Margin shall be determined by the Agent quarterly based on the financial statements and the Compliance Certificate delivered to the Banks pursuant to Sections 7.5(b) and (d) below. Any change in the interest rate on the Loans due to a change in the Applicable Margin shall be effective on the fifth Banking Day after delivery of such financial statements and Compliance Certificate; PROVIDED, HOWEVER, that if any such quarterly financial statements and

Compliance Certificate indicate an increase in the Applicable Margin and such financial statements and certificate are not provided within the time period required in Section 7.5(b), the change in the interest rate due to such change in the Applicable Margin shall be effective retroactively as of the fifth Banking Day after the date on which such financial statements and certificate were due; PROVIDED, FURTHER, that if such quarterly financial statements and certificate reflect a decrease in the Applicable Margin, such decrease shall be effective as of the fifth Banking Day after the date on which such financial statements and certificate are actually delivered. Until delivery of financial statements for the first full fiscal quarter of the Borrower after the Closing, for purposes of calculating the Applicable Margin, the ratio of Total Debt to Operating Cash Flow shall be deemed to be 5.5 to 1.0. The Borrower shall deliver to the Banks with each set of quarterly financial statements which indicate a change in the Applicable Margin a notice with respect to such change which notice shall set forth the calculation of, and the supporting evidence for, such change.

               (c) Upon the occurrence of any Event of Default, the entire outstanding principal amount of each Loan and (to the extent permitted by law) unpaid interest thereon and all other amounts due hereunder shall bear interest from the date of occurrence of such Event of Default until paid in full at the Default Interest Rate which shall be payable upon demand.

               (d) Interest shall be computed on a Three Hundred Sixty day year basis calculated for the actual number of days elapsed. Interest accrued on each Base Rate Loan shall be paid quarterly in arrears on each Quarterly Date after the date hereof until such Loan is paid in full, and interest accrued on each LIBOR Loan shall be paid on the last day of the Interest Period thereof and, in addition, if such Interest Period is more than three months, on the day that would have been the last day of such Interest Period if such Interest Period had been three months.

               (e) The rate of interest payable on any Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law. If the rate of interest payable on any Note is ever reduced as a result of the preceding sentence and any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for on such Note, then the rate provided for on such Note shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by the holder of such Note is that which would have been received by such holder but for the operation of the preceding sentence.

                             Page

          3.2  MANNER OF PAYMENTS.

               (a) Prior to each Quarterly Date and the end of each Interest Period, the Agent shall render a statement to the Borrower of all amounts due to the Banks for principal, interest and fees hereunder. All amounts listed on each such statement shall be due and payable on the Quarterly Date or, as the case may be, the last day of such Interest Period, in respect of which such statement was sent. As to all other Obligations which become due and payable other than on a fixed date by their terms, the Agent shall advise the Borrower by a written statement that they are due and payable, and the Borrower shall pay the same within five days of receipt of such statement. Any failure by the Agent to render any such statement or give any such advice shall in no way relieve the Borrower of any liability for or obligation to pay any amount due and payable hereunder.

               (b) Whenever any payment to be made hereunder, including without limitation any payment to be made on a Note, shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in each case be included in the computation of the interest payable on such Note.

               (c) Unless otherwise provided in this Agreement, all payments or prepayments made or due hereunder or under the Notes shall be made in immediately available funds by federal funds wire transfer, and without setoff, deduction or counterclaim, to the Agent prior to 11:00 A.M., Cleveland time, on the date when due, at its offices at 127 Public Square, Cleveland, Ohio 44114, or at such other place as may be designated by the Agent. Funds received after 1:00 P.M., Cleveland time, shall be deemed to have been received on the next Banking Day. To the extent any such payment is made for the ratable benefit of the Banks, the Agent shall promptly distribute such payment to the Banks in accordance with their respective Ratable Shares.


SECTION 4      CLOSING.

          The closing of the transactions contemplated by this Agreement shall take place at the offices of Dow, Lohnes & Albertson, 1255 23rd Street, N.W., Washington, D.C. 20037 on or about August 17, 1995, or such other date and place as to which the parties may agree (the "Closing" and the "Closing Date"). Subject to the terms and conditions hereof, upon the fulfillment or waiver in writing of all the conditions precedent set out in
Section 6 below, and the delivery to the Agent of the Notes, the Banks shall make such Loans as may be requested by the Borrower.

SECTION 5      REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

          To induce the Banks to enter into this Agreement and to make the Loans, the Borrower represents and warrants as follows:

          5.1  ORGANIZATION AND POWERS.

               (a) The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified or registered to conduct business and in good standing under the laws of each other jurisdiction in which the character of its business or the ownership of its assets makes such qualification or registration necessary, except where failure to so qualify or register could not reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement, the Collateral Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby and thereby and to carry out the terms hereof and thereof.

               (b) Each Subsidiary of the Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified or registered to conduct business and in good standing under the laws of each other jurisdiction in which the character of its business, the location of its employees or the ownership of its assets makes such qualification or registration necessary, except where failure to so qualify or register could not reasonably be expected to have a Material Adverse Effect. Each Subsidiary of the Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into the Collateral Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby and thereby and to carry out the terms thereof.

          5.2 AUTHORIZATION. All necessary corporate, shareholder or other actions on the part of the Borrower and its Subsidiaries to authorize the execution and delivery of this Agreement and the Collateral Documents and the performance of the respective obligations of the Borrower and its Subsidiaries herein and therein have been taken. This Agreement and each Collateral Document are valid and legally binding upon each of the Borrower and its Subsidiaries, to the extent it is a party thereto, and enforceable in accordance with their respective terms, except to the extent that the enforceability hereof and thereof may be limited by bankruptcy, insolvency or like laws affecting creditors rights generally and by the application of general equitable principles.

          5.3  FINANCIAL STATEMENTS.  EXHIBIT C attached hereto contains
(a) the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ending December 31, 1993, and December 31, 1994, and (b) the unaudited consolidated financial statements of the Borrower and its Subsidiaries as of June 30, 1995, and for the six month period then ended (the "Financial Statements"). The Financial Statements are true and complete in all material respects (including, without limitation, a disclosure of all material contingent liabilities) and present fairly the financial condition and results of operations of the Borrower and its Subsidiaries, as of the dates and for the periods indicated and have been prepared in accordance with GAAP, subject in the case of statements for interim periods to normal year-end adjustments and the absence of footnotes.

          5.4 PROJECTIONS. EXHIBIT D attached hereto contains the Borrower's projections for the calendar years 1995 through 1999. Such projections were prepared by the Borrower in good faith on the basis of assumptions the Borrower believed were reasonable in light of the conditions existing at the time of preparation thereof and remain reasonable as of the date hereof.

          5.5 CAPITALIZATION OF THE BORROWER AND ITS SUBSIDIARIES. The capitalization of the Borrower and its Subsidiaries as of the Closing Date is as set forth on EXHIBIT E attached hereto. The Borrower has no Subsidiaries as of the Closing Date except as listed on EXHIBIT E. All of the issued and outstanding capital stock of each of the Borrower and its Subsidiaries has been duly and validly issued and is fully paid and nonassessable. All of the authorized, issued and outstanding capital stock of each of the Borrower and its Subsidiaries is free and clear of any Lien, charge, encumbrance, or right or option to purchase, except for (a) the Liens granted pursuant to the Pledge Agreements, (b) the pledge of the stock of Atlantic City to National Westminster Bank and (c) the rights of the trustee under the Trust Agreement. None of the capital stock of the Borrower or of any of its Subsidiaries has been issued in violation of the Securities Act of 1933, as amended, or the securities or "Blue Sky" or any other applicable laws, rules or regulations of any applicable jurisdiction. Except as set forth on EXHIBIT E, as of the Closing Date, neither the Borrower nor any of its Subsidiaries has any commitment or obligation, either firm or conditional, to issue, deliver, purchase or sell, under any offer, option agreement, bonus agreement, purchase plan, incentive plan, compensation plan, warrant, conversion rights, contingent share agreement, shareholders agreement, partnership agreement or otherwise, any shares of its capital stock, or other equity securities or securities convertible into shares of capital stock or other equity securities.

          5.6 TITLE TO PROPERTIES; PATENTS, TRADEMARKS, ETC. The Borrower and each of its Subsidiaries have good and marketable title to all of their assets, whether real or personal, tangible or intangible, free and clear of any Liens or adverse claims, except Permitted Liens. The Borrower and each of its Subsidiaries own or possess the valid right to use all the patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, trademarks, service marks, trade names, copyrights, product designs, applications, formulae, processes, circulation, and other subscriber lists, industrial property rights and licenses and rights in respect of the foregoing used or necessary for the conduct of its business (collectively, "proprietary rights"). The Borrower is not aware of any existing or threatened infringement or misappropriation of (a) any such proprietary rights of others by the Borrower or any of its Subsidiaries or (b) any proprietary rights of the Borrower or any of its Subsidiaries by others.

          5.7 LITIGATION; PROCEEDINGS. Except as disclosed on EXHIBIT F attached hereto, there is no action, suit, complaint, proceeding, inquiry or investigation at law or in equity, or by or before any court or governmental instrumentality or agency, nor any order (including, without limitation, any order to show cause or order of forfeiture), decree or judgment in effect, pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower, any of its Subsidiaries, any Station or any of the properties or rights relating to any Station which could reasonably be expected to have a Material Adverse Effect. No Person has filed or, to the best of the Borrower's knowledge, threatened to file, any material competing application, petition to deny or other opposition against any application, including any renewal application, filed or to be filed by the Borrower or any of its Subsidiaries.

          5.8 TAXES. All Federal, state and local tax returns, reports and statements (including, without limitation, those relating to income taxes, withholding, social security and unemployment taxes, sales and use taxes, and franchise taxes) required to be filed by the Borrower or any of its Subsidiaries have been properly filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, which returns, reports and statements are complete and accurate, and all taxes and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings. As of the Closing Date, except for extensions through 1995 relating to the Borrower's New York City tax returns for the years 1989, 1990 and 1991, neither the Borrower nor any of its Subsidiaries has filed with the Internal Revenue Service or any other governmental authority any agreement or other document extending or having the effect of extending the period for assessment or collection of any Federal, state, local or foreign taxes or other impositions. All tax deficiencies asserted or assessments made as a result of any examinations conducted by the Internal Revenue Service or any other governmental authority relating to the Borrower or any of its Subsidiaries have been fully paid or are being contested in accordance with the provisions of Section 7.4. Proper and accurate amounts have been withheld by the Borrower and its Subsidiaries from its employees for all periods to fully comply with the tax, social security and unemployment withholding provisions of applicable Federal, state, local and foreign law. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

          5.9 ABSENCE OF CONFLICTS. The execution, delivery and performance of this Agreement and the Collateral Documents and all actions and transactions contemplated hereby and thereby will not (a) violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under (i) any provision of the Certificate or Articles of Incorporation or By-Laws or any shareholders agreement or other organizational document of the Borrower or any of its Subsidiaries,
(ii) any arbitration award or any order of any court or of any other governmental agency or authority binding on the Borrower or any of its Subsidiaries, (iii) any License of the Borrower or any of its Subsidiaries,
(iv) any applicable law, rule, order or regulation (including without limitation, (A) the Communications Act of 1934, as amended, (B) any law, rule, regulation or policy of the FCC or any other Licensing Authority or
(C) regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or (v) any Operating Agreement, Muzak Franchise, or other material agreement, instrument or document relating to a Station, the Muzak Business or the Healthcare Communications Business or to which the Borrower or any of its Subsidiaries is a party, or by which the Borrower or any of its Subsidiaries or any of their properties is bound, or (b) result in the creation or imposition of any Lien of any nature whatsoever, other than those Liens arising hereunder or under the Collateral Documents, upon any of the properties of the Borrower or any of its Subsidiaries.

          5.10 INDEBTEDNESS. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has any Indebtedness of any nature, whether due or to become due, absolute, contingent or otherwise, including Indebtedness for taxes and any interest or penalties relating thereto, except (a) the liability to pay legal and accounting fees and reasonable closing expenses in connection with this Agreement, (b) the Obligations, (c) Indebtedness incurred in the ordinary course of business since June 30, 1995, (d) as disclosed in the Financial Statements, and (e) as disclosed on EXHIBIT G attached hereto.

          5.11 COMPLIANCE. The Borrower, each of its Subsidiaries and the ownership, construction and operation of each Station is in compliance with all Licenses and all statutes, ordinances, laws, rules, regulations and orders of the United States of America, the FCC (including, without limitation, applicable federal laws and the rules, regulation, policies and orders of the FCC relating to foreign ownership restrictions or to limitations on the nature and number of media outlets that may be held under common ownership or control), the Federal Aviation Administration and any other federal, state, county, municipal or other governmental agency or authority applicable to the Borrower or any of its Subsidiaries, their properties, the ownership, construction or operation of any Station or the conduct of their business except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect.
Neither the Borrower nor any of its Subsidiaries nor the ownership, construction or operation of any Station is in violation of or has breached the provisions of any indenture, License, Operating Agreement, Muzak Franchise, note, lease, or other instrument or document to which it is a party or by which it is bound, nor does there exist any default, or any event or condition which, upon notice or lapse of time, or both, would become a default, under any such indenture, License, Operating Agreement, Muzak Franchise, note, lease, or other instrument or document if such violation, breach or default could reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries have the legal right and authority to conduct their respective businesses as now conducted or proposed to be conducted.

          5.12 STATEMENTS NOT MISLEADING. No statement, representation or warranty made by the Borrower, any of its Subsidiaries or any other party (other the Agent or the Banks) in or pursuant to this Agreement or the Exhibits attached hereto or any of the Collateral Documents contains any untrue statement of a material fact, nor omits to state a material fact necessary to make such statement not misleading in light of the circumstances under which such statement was made, or otherwise violates any federal or state securities laws, rules or regulations. There is no fact known to the Borrower (other than matters of a general economic nature or relating to the broadcasting industry generally) that has had or could reasonably be expected to have a Material Adverse Effect.

          5.13 CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person (including, without limitation, the FCC and any other Licensing Authority) is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement or any of the Collateral Documents, including without limitation, in connection with the granting of Liens in the capital stock of the Borrower's Subsidiaries or in the assets of the Borrower and its Subsidiaries, which has not already been obtained or completed, except for (a) the filing with the FCC of this Agreement and certain of the Collateral Documents pursuant to FCC rules, which shall be accomplished within the required time period after the Closing, (b) the filing of financing statements, the Mortgages and other actions expressly required to be taken pursuant to the Collateral Documents, (c) the consents listed on EXHIBIT H which have not been obtained and (d) the consent of the FCC to the extent required in connection with the exercise by the Agent or the Banks of their rights and remedies hereunder or under the Collateral Documents.

          5.14 MATERIAL CONTRACTS AND COMMITMENTS. EXHIBIT I attached hereto contains a true and complete description of all material contracts and commitments of the Borrower or any of its Subsidiaries or which relate to a Station, the Muzak Business or the Healthcare Communications Business as of the Closing Date, whether oral or written, including, without limitation, (a) any security agreement, pledge agreement, mortgage or guaranty; (b) any material management, construction supervision, service or employment agreements, conditional sale contract or lease of personal property; (c) any collective bargaining agreement; (d) any material contract or commitment for the future purchase or sale of goods; (e) any contract or commitment which involves a material Capital Expenditure; and
(h) all Licenses and Operating Agreements and Muzak Franchises. To the best of the Borrower's knowledge, except as disclosed on EXHIBIT I, as of the Closing Date, all of the items listed on EXHIBIT I are in full force and effect without material default. EXHIBIT I further identifies each such contract which requires consent to the granting of a Lien in favor of the Agent for the benefit of the Banks on the rights of the Borrower or its Subsidiaries under such contract. The Borrower has made available to the Agent true and complete copies of each of the above.

          5.15 EMPLOYEE BENEFIT PLANS. EXHIBIT J contains a true and complete list of all Plans maintained by the Borrower or any member of the Controlled Group. Neither the Borrower nor any member of the Controlled Group has any liability, or reasonably anticipates any liability, of any kind in excess, in the aggregate, of $75,000, to or in respect of any Plan or Benefit Arrangement. With respect to the Plans and Benefit Arrangements maintained by the Borrower or any member of the Controlled Group: (a) each Plan that is intended to be qualified under Code Section 401(a) is so qualified and has been so qualified since its adoption, and each trust forming a part thereof is exempt from tax under Code Section 501(a); (b) each Plan complies in all material respects with all applicable requirements of law, has been administered in accordance with its terms and all required contributions have been made; (c) neither the Borrower nor any member of the Controlled Group knows or has reason to know that the Borrower or any member of the Controlled Group has engaged in a transaction which would subject it to any material tax, penalty or liability under ERISA or the Code for any prohibited transaction; (d) no Plan is subject to the minimum funding requirements under ERISA Section 302 or Code Section 412, is a multiemployer plan (as defined in ERISA Section 4001(a)(3)), is a defined benefit plan (as defined under ERISA Section 3(35) or Code Section 414(j)), or is a multiple employer plan (as defined in ERISA Section 4063). No Plan or Benefit Arrangement maintained by the Borrower or any member of the Controlled Group is a multiple employer welfare arrangement (as defined in ERISA Section 3(40)).

          5.16 LICENSES AND OPERATING AGREEMENTS. The Licenses and Operating Agreements shown on EXHIBIT I constitute all of the Licenses and Operating Agreements which, as of the Closing Date, are necessary for the lawful ownership, construction or operation of the Stations, the Muzak Business and the Healthcare Communications Business and of the other businesses of the Borrower and its Subsidiaries in the manner and to the full extent they are currently owned, constructed and operated. EXHIBIT I sets forth a correct and complete list, as of the Closing Date, of the expiration date of each License and of each pending application for a License. Except as specified on EXHIBIT I, all of the Licenses relating to the Stations and all of the other Licenses of the Borrower and its Subsidiaries have been duly and validly issued to and are legally held by the Borrower or one of its Subsidiaries and are in full force and effect without condition except those of general application. All such Licenses have been issued in compliance with all applicable laws and regulations, are legally binding and enforceable in accordance with their terms and are in good standing. The Borrower knows of no facts or conditions which would constitute grounds for any Licensing Authority to deny any pending application for a License, to suspend, revoke, materially adversely modify, designate for hearing, annul, fail to renew on or before its renewal date or renew for less than a full license period any License or to impose a material financial penalty on the Borrower or any of its Subsidiaries. On or before June 17, 1993, RKZ Television, Inc. (the "TV Subsidiary") made a valid election of must carry with respect to each cable system located within the Area of Dominant Influence of television station WJSU. No cable system has advised the TV Subsidiary of any signal quality or copyright indemnity or other prerequisite to cable carriage of the TV Subsidiary's signal, and no such cable system has declined or threatened to decline such carriage or failed to respond to a request for carriage or sought any form of relief from carriage from the FCC.

          5.17 MATERIAL RESTRICTIONS. Except as disclosed in this Agreement or the Exhibits attached hereto, neither the Borrower nor any of its Subsidiaries is a party to any agreement or other instrument or subject to any other restriction which has had or could reasonably be expected to have a Material Adverse Effect.

          5.18 INVESTMENT COMPANY ACT. The Borrower (a) is not an investment company as that term is defined in the Investment Company Act of 1940, as amended, (b) does not directly or indirectly control, and is not directly or indirectly controlled by, a company which is an investment company as that term is defined in such act and (c) is not otherwise subject to regulation under such act.

          5.19 ABSENCE OF MATERIAL ADVERSE CHANGES. No Material Adverse Effect has occurred since December 31, 1994.

          5.20 DEFAULTS. No Possible Default or Event of Default now exists or will exist upon the making of any Loan.

          5.21 REAL ESTATE. EXHIBIT K attached hereto lists all real estate owned as of the Closing Date by the Borrower or any of its Subsidiaries and all leases pursuant to which the Borrower or any of its Subsidiaries has acquired, as of the Closing Date, a leasehold interest in real estate. EXHIBIT K lists the use of such owned and leased property in the Borrower's or its Subsidiary's operations and the Borrower's good faith estimate of the fair market value of each such owned parcel.

          5.22 SECURITIES LAWS. No proceeds of any Loan will be used by the Borrower or any of its Subsidiaries to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. Neither the registration of any security under the Securities Act of 1933, as amended, or the securities laws of any state, nor the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended, is required in connection with the consummation of this Agreement or the execution and delivery of the Notes.

          5.23 INSURANCE. All policies of insurance of any kind or nature owned by or issued to the Borrower or any of its Subsidiaries are in compliance with the requirements of Section 7.3 and are in full force and effect. In the past three years neither the Borrower nor any of its Subsidiaries has been refused insurance for which it applied or had any policy of insurance terminated (except at its own request).

          5.24 LABOR MATTERS. There are no material strikes, unfair labor practice charges or other material labor disputes or grievances pending or, to the best of the Borrower's knowledge, threatened against the Borrower, any of its Subsidiaries, any Station, the Muzak Business or the Healthcare Communications Business. The Borrower has not received any written complaints or knowledge of any threatened complaints, nor to the best of the Borrower's knowledge, are any such complaints on file with any Federal, state or local governmental agency, alleging employment discrimination by the Borrower or any of its Subsidiaries or in connection with any Station, the Muzak Business or the Healthcare Communications Business. All payments due under any collective bargaining agreement to which the Borrower or any of its Subsidiaries is a party have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

          5.25  ENVIRONMENTAL COMPLIANCE.

          Except as set forth in EXHIBIT L attached hereto:

               (a) The Borrower and each of its Subsidiaries have obtained all material permits, licenses and other authorizations which are required under all Environmental Laws. The Borrower and each of its Subsidiaries is in material compliance with all terms and conditions of all such permits, licenses and authorizations and are also in material compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, including, without limitation, all Environmental Laws in all jurisdictions in which the Borrower or such Subsidiary owns or operates a Station, a facility or site, arranges or has arranged for disposal or treatment of Hazardous Materials, solid waste or other wastes, accepts or has accepted for transport any Hazardous Materials, solid waste or other wastes or holds or has held any interest in real property or otherwise.

               (b) No material Environmental Claim has been issued, no material complaint has been filed, no material penalty has been assessed and no material litigation, proceeding, investigation or review is pending or, to the best of the

Borrower's knowledge, threatened by any Person with respect to any alleged failure by the Borrower, any of its Subsidiaries or any property owned by the Borrower or any Subsidiary to comply with any Environmental Law or to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, use, disposal or Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries or with respect to any real property in which the Borrower or any of its Subsidiaries holds or has held an interest or any past or present operation of the Borrower or any of its Subsidiaries.

               (c) There are no Environmental Laws requiring any material work, repairs, construction, Capital Expenditures or other remedial work of any nature whatsoever, with respect to any real property in which the Borrower or any of its Subsidiaries holds an interest.

               (d) Neither the Borrower nor any of its Subsidiaries has handled any Hazardous Material, on any property now or previously owned or leased by the Borrower or any of its Subsidiaries in a manner that has, or could reasonably be expected to have, a Material Adverse Effect.

               (e)  To the best of the Borrower's knowledge:

                    (i) no PCBs or asbestos is present at any property now or previously owned or any premises now or previously leased by the Borrower or any of its Subsidiaries except to the extent permitted under Environmental Laws;

                    (ii) no underground storage tanks for Hazardous Materials, active or abandoned, are now or were previously operated at any property now or previously owned by the Borrower or any of its Subsidiaries, and, with respect to premises now or previously leased by the Borrower or any of its Subsidiaries, no underground storage tanks for Hazardous Materials, active or abandoned, are now or were previously operated by the Borrower or any of its Subsidiaries; and

                    (iii) no Hazardous Materials have been Released at, on or under any property now or previously owned or any premises now or previously leased by the Borrower or any of its Subsidiaries to an extent that it has, or could reasonably be expected to have, a Material Adverse Effect.

               (f) Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive

Environmental Response, Compensation and Liability Act of
1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.
Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Borrower or any of its Subsidiaries.

               (g) No Hazardous Material generated by the Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Borrower or any of its Subsidiaries at any location in a manner which could form the basis for a material Environmental Claim against the Borrower or any of its Subsidiaries or any of the properties of the Borrower or any of its Subsidiaries.

               (h) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned or premises leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities list promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up where such notification or listing could form the basis for a material Environmental Claim against the Borrower or any of its Subsidiaries or any of the properties of the Borrower or any of its Subsidiaries.

               (i) There are no Liens arising under or pursuant to any Environmental Laws on any of the property owned or premises leased by the Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such property to such Liens, and, to the best of the Borrower's knowledge, neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

               (j) Neither the Borrower nor any of its Subsidiaries has retained or assumed any liabilities (contingent or otherwise) in respect of any Environmental Claims under the terms of any contract or agreement or by operation of law as a result of the sale of assets or stock.

               (k) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or such Subsidiary which have not been made available to the Banks.

          5.26 SOLVENCY. The Borrower has received, or has the right hereunder to receive, consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Banks. The Borrower is not insolvent as defined in Section 101 of Title 11 of the United States Code or any applicable state insolvency statute, nor, after giving effect to the consummation of the transactions contemplated herein, will the Borrower be rendered insolvent by the execution and delivery of this Agreement, the Notes or the Collateral Documents to the Banks. The Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Banks incurred hereunder. The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

          5.27 ATLANTIC CITY. Atlantic City has operated in such a manner as not to give rise to any inference, or otherwise mislead third Persons to believe, that (a) it is not an entity separate and distinct from the Borrower and the Borrower's other Subsidiaries and (b) it is not solely responsible for its debts, without any support from the Borrower or any of its other Subsidiaries. Neither Borrower nor any of its Subsidiaries has commingled assets or funds with Atlantic City. Neither Borrower nor any of its other Subsidiaries has guaranteed any of Atlantic City's Indebtedness, contingent obligations or other obligations nor do such Persons have a subscription for any Indebtedness or capital stock of, or other investment in, Atlantic City. There is no basis for any creditors of Atlantic City to assert any bona fide claim against the Borrower or any of its other Subsidiaries for the payment of the obligations of Atlantic City to such creditor.

SECTION 6      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BANKS.

          The obligations of the Banks to make any Loan and the performance by the Banks of the other actions to be taken by them on or after the Closing Date are subject to the fulfillment or waiver in writing of each of the following conditions precedent. The Borrower shall deliver to the Agent copies for each Bank of each document, instrument or other item to be delivered pursuant to this Section 6.

          6.1 COMPLIANCE. All of the representations and warranties of the Borrower and its Subsidiaries in Section 5 hereof and in the Collateral Documents shall be true in all material respects on and as of the Closing Date and the date of any subsequent Loan, as if made on and as of such date and time, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true in all material respects as of such earlier date. The Borrower and its Subsidiaries shall have performed and shall be in compliance with all the applicable terms and provisions of this Agreement and the Collateral Documents and no Possible Default or Event of Default shall have occurred and be continuing, on and as of the Closing Date and the date of any subsequent Loan or after giving effect to the making of such Loan. On the Closing Date, the Borrower shall deliver to the Banks a certificate, dated as of the Closing Date and signed by an executive officer of the Borrower certifying compliance with the conditions of this
Section 6.1. Each request by the Borrower for a Loan shall, in and of itself, constitute a representation and warranty that the Borrower, as of the date of such Loan, is in compliance with this Section.

          6.2  SECURITY AGREEMENTS.

               (a) The Borrower shall have executed and delivered to the Agent a Security Agreement in form and substance satisfactory to the Agent (the "Borrower Security Agreement"), granting to the Agent, for the benefit of the Banks, a first priority security interest in substantially all of the Borrower's personal property; and the Borrower Security Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

               (b) Each Subsidiary of the Borrower (other than Gadsden) shall have executed and delivered to the Agent a Security Agreement in form and substance satisfactory to the Agent (the "Subsidiary Security Agreement"), granting to the Agent, for the benefit of the Banks, a first priority security interest in substantially all of such Subsidiary's personal property; and the Subsidiary Security Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

          6.3  PLEDGE AGREEMENTS.

               (a) The Borrower shall have executed and delivered to the Agent a Pledge Agreement in form and substance satisfactory to the Agent (the "Borrower Pledge Agreement"), granting to the Agent, for the benefit of the Banks, a first priority security interest in all of the issued and outstanding capital stock of each direct Subsidiary of the Borrower held by the Borrower (other than Atlantic City); the Borrower shall have delivered to the Agent stock certificates evidencing all of such stock and duly executed blank stock powers in respect thereof and shall have taken all other actions as may be required to effect the grant and perfection of the Agent's security interest in such stock; and the Borrower Pledge Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

               (b) Each stockholder of an indirect Subsidiary of the Borrower shall have executed and delivered to the Agent a Pledge Agreement in form and substance satisfactory to the Agent (the "Subsidiary Pledge Agreement"), granting to the Agent, for the benefit of the Banks, a first priority security interest in all of the issued and outstanding capital stock of such indirect Subsidiary (other than Gadsden) of which it is a stockholder; each such stockholder shall have delivered to the Agent stock certificates evidencing all of such stock and duly executed blank stock powers in respect thereof and shall have taken all other actions as may be required to effect the grant and perfection of the Agent's security interest in such stock; and the Subsidiary Pledge Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

          6.4  REAL ESTATE MATTERS.

               (a) With respect to each parcel of real property owned by the Borrower or any of its Subsidiaries (other than Gadsden), the Borrower or such Subsidiary shall (on or prior to the Closing Date with respect to real property owned as of the Closing Date and, with respect to real property thereafter acquired, after acquisition thereof in accordance with
Section 7.9 hereof) have executed and delivered a first priority mortgage or deed of trust, in form and substance reasonably satisfactory to the Agent, covering such parcel of real property. With respect to each parcel of real property leased by the Borrower or any of its Subsidiaries (other than Gadsden and Atlantic City), the Borrower or such Subsidiary shall (on or prior to the Closing Date with respect to leases held as of the Closing Date listed on Schedule 6.4(a) hereto and, with respect to leases thereafter acquired, promptly after acquisition thereof in accordance with
Section 7.4 hereof) have executed and delivered a first priority leasehold mortgage, in form and substance reasonably satisfactory to the Agent, covering such leasehold interest. With respect to each of the real property leases listed on Schedule 6.4(b) hereto, the Borrower or the Subsidiary which is tenant thereunder shall deliver a collateral assignment of lease in form and substance reasonably satisfactory to the Agent. Such mortgages, deeds of trust and leasehold mortgages may be referred to hereinafter collectively as the "Mortgages". Each Mortgage shall have been duly recorded, and the Borrower shall have paid all taxes, fees or charges incurred in connection with the execution or recording thereof.

               (b) The Borrower shall have procured and delivered to the Agent a commitment from a title insurance company reasonably satisfactory to the Agent (the "Title Company") for an ALTA mortgagee's policy of title insurance (Form 1970 if available, or 1984 or 1990 with 1970 Endorsement) covering each parcel of real estate owned by the Borrower or any of its Subsidiaries and subject to a Mortgage, which policy shall be for the benefit of the Agent on behalf of the Banks and in form and in an amount reasonably satisfactory to the Agent and shall insure that such Mortgage is a valid first mortgage lien on the property covered thereby. Such policy shall, to the extent available at commercially reasonable rates and appropriate: (i) insure title to the real property and all recorded easements benefitting such real property, (ii) contain an "Extended Coverage Endorsement" insuring over the general exceptions contained customarily in such policy, (iii) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the survey, if any, delivered with respect to such property, (iv) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (v) if the real property consists of more than one record parcel, contain a "contiguity" endorsement, if applicable, insuring that all of the record parcels are contiguous to one another, and (vi) contain appropriate endorsements insuring against encroachments. No title indemnities shall be established in connection with the issuance of the aforesaid lender's title insurance policy.

               (c) With respect to each parcel of real property owned by the Borrower and subject to a Mortgage, the Borrower shall have procured and delivered to the Agent evidence as to whether such parcel of property is located within a flood hazard area for purposes of the National Flood Insurance Act of 1968, as amended.

               (d) The Borrower shall obtain from each lessor under a lease, in respect of which the Borrower or any of its Subsidiaries has granted to the Agent a Mortgage, written consent to such grant in form and substance reasonably satisfactory to the Agent. The Borrower shall use commercially reasonable efforts to obtain from each lessor under a lease of which the Borrower or any of its Subsidiaries has granted to Agent a collateral assignment of lease, written consent to such Agent.

               (e)  The Borrower shall have provided to the Agent copies of
(i) Phase I environmental surveys, acceptable to the Agent, with respect to each parcel of real estate owned by the Borrower or any of its Subsidiaries, (ii) to the extent available, all environmental surveys or audits performed during the past five years in connection with each of the parcels of real estate which is subject to a Mortgage, and the results of a search of the public records of the authorities in the relevant jurisdictions responsible for environmental matters with respect to any proceeding or action affecting any parcel of real estate which is subject o a Mortgage and (iii) such other evidence concerning compliance (both past and present) with Environmental Laws by the Borrower and its Subsidiaries as the Agent may reasonably request. The results of each Phase I environmental survey shall be reasonably satisfactory to the Agent.

               (f) The Agent shall have received, with respect to each of the properties listed on Schedule 6.4(f) hereto, a survey (collectively, the "Surveys") of each parcel of real estate owned by the Borrower or any of its Subsidiaries, dated not more than ninety days prior to the Closing Date, certified to the Agent, made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" established and adopted by the American Land Title Association and American Congress on Surveying and Mapping in 1992, showing all buildings and other improvements, if any, all encroachments, if any, all set-back lines, if any, and all areas affected by any easements or other instruments of record, if any (the recording data in respect of which shall be marked on the survey), containing metes and bounds description of such parcel, setting forth the flood zone designations, if any, in which such parcel is located.

          6.5 FINANCING STATEMENTS. Any financing statements or fixture filings required by the Security Agreements, the Pledge Agreements and the Mortgages shall have been filed for record with the appropriate governmental authorities.

          6.6 SUBSIDIARY GUARANTY. Each Subsidiary of the Borrower (other than Gadsden) shall have executed and delivered to the Agent, for the benefit of the Banks, a guaranty (the "Guaranty"), in form and substance satisfactory to the Agent, pursuant to which each such Subsidiary guarantees the Obligations of the Borrower to the Bank.

          6.7 COLLATERAL ASSIGNMENT OF KEY MAN LIFE INSURANCE. The Borrower shall have executed and delivered to the Agent a collateral assignment of the key man life insurance policy required pursuant to
Section 7.3, in form and substance satisfactory to the Agent (the "Life Insurance Assignment"), granting to the Agent, for the benefit of the Banks, a security interest in the Borrower's right, title and interest in and to such policy.

          6.8  OPINION OF BORROWER'S COUNSEL.  On the Closing Date, the
Agent shall have received the favorable written opinions of special counsel to the Borrower and the Subsidiaries, of FCC counsel to the Borrower and the Subsidiaries, and of such local counsel as the Agent may request, in each case dated the Closing Date, addressed to the Banks and in form and substance satisfactory to the Agent.

          6.9  FINANCIAL INFORMATION.

               (a) OPERATING CASH FLOW. The Borrower shall have delivered to the Agent on or prior to the Closing Date a certificate, in form and substance satisfactory to the Agent, signed by a firm of independent certified public accountants acceptable to the Agent setting forth Operating Cash Flow for the twelve month period ending no earlier than thirty days prior to the Closing Date, together with a detailed calculation thereof, which certificate shall also set forth all of the operating revenues and expenses of the Stations, the Muzak Business and the Healthcare Communications Business.

               (b) PRO FORMA FINANCIAL STATEMENTS. On the Closing Date, the Borrower shall have delivered to the Agent a consolidated pro forma balance sheet and income statement as of the Closing Date giving effect to the closing under this Agreement.

          6.10 ENGINEER'S REPORT. On the Closing Date, the Borrower shall have delivered to the Agent a detailed engineering report from the Borrower's engineer, acceptable in form and substance to the Agent, certifying that the construction, engineering, installation and operation of each Station and the communications facilities and equipment included in the Muzak Business or the Healthcare Communications Business conform in all material respects with generally accepted standards of good engineering practice and comply with all laws, rules and regulations of each governmental authority and agency having jurisdiction over such Station, facilities and equipment. Such certificate shall also list any material equipment problems at any Station or relating to the Muzak Business or the Healthcare Communications Business and any material upgrades of equipment which are currently, or which will within six months be, required at any Station or in connection with the Muzak Business or the Healthcare Communications Business.

          6.11 DUE DILIGENCE INVESTIGATION. On or prior to the Closing, the Agent shall have conducted a due diligence investigation of the Borrower, its Subsidiaries, their respective properties and businesses, and the results of such investigation shall have been satisfactory to the Agent.

          6.12 BORROWING REQUEST. On the date of each Loan, the Borrower shall have delivered to the Agent a borrowing request for such Loan in form and substance satisfactory to the Agent, setting forth the application of the proceeds of such Loan, evidence that such application is permitted pursuant to Section 7.1, and showing the recipient, the amount of the payment and the wire transfer instructions.

          6.13 INSURANCE CERTIFICATES. On the Closing Date, the Borrower shall have furnished to the Agent certificates of insurance together with copies, if requested by the Agent, of all policies or other satisfactory evidence that the insurance required by Section 7.3 is in full force and effect.

          6.14 CORPORATE DOCUMENTS. On the Closing Date, the Borrower shall deliver to the Agent the following:

               (a) certificates of good standing for the Borrower and each of its Subsidiaries from the Secretary of State of its state of incorporation and from the Secretary of State of each other state in which such corporation is qualified or registered to do business, in each case dated as of a date as near to the Closing Date as practicable;

               (b) a certificate signed by the Secretary or Assistant Secretary of the Borrower, dated as of the Closing Date, certifying that attached thereto are true and complete copies of (i) the Certificate of Incorporation and By-Laws of the Borrower, (ii) the Certificate or Articles of Incorporation and By-Laws of each of the Borrower's Subsidiaries, and
(iii) resolutions adopted by the respective Boards of Directors of the Borrower and each of its Subsidiaries, authorizing the execution, delivery and performance of this Agreement, the Collateral Documents and the Obligations;

               (c) incumbency certificates for the Borrower and each of its Subsidiaries; and

               (d) such other documents as any Bank may reasonably request in connection with the proceedings taken by the Borrower or any of its Subsidiaries authorizing this Agreement and the Collateral Documents.

          6.15 LIEN SEARCHES, CONSENTS AND RELEASES OF LIENS. The Agent shall have received: (a) certified copies of UCC search reports listing all effective financing statements that name the Borrower or any of its Subsidiaries as debtor together with copies of all such financing statements, (b) consents to the granting of Liens in all Operating Agreements, Muzak Franchises and other material contracts and leases of the Borrower and each of its Subsidiaries, which by their terms require such consent, and (c) releases of any existing Liens encumbering any assets of the Borrower or any of its Subsidiaries, except for Permitted Liens.

          6.16 NO ORDER, JUDGMENT OR DECREE. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Banks from making the Loans.

          6.17 FEE LETTER; FEES AND EXPENSES. The Borrower shall have executed and delivered to the Agent a fee letter in form and substance reasonably satisfactory to the Agent, and the Borrower shall have paid all fees, expenses and other amounts due pursuant hereto and thereto.

          6.18 LEGAL APPROVAL. All legal matters incident to this Agreement and the consummation of the transactions contemplated hereby shall be satisfactory to Dow, Lohnes & Albertson, special counsel to the Agent.

          6.19 OTHER DOCUMENTS. The Agent shall have received all Collateral Documents duly executed, and each Bank shall have received such other certificates, opinions, agreements and documents, in form and substance satisfactory to it, as it may reasonably request.


SECTION 7      AFFIRMATIVE COVENANTS OF THE BORROWER.

          The Borrower agrees with the Banks that so long as this Agreement shall remain in effect or any of the Obligations shall remain unpaid or to be performed, it shall perform and comply with the affirmative covenants contained in this Section.

          7.1 USE OF PROCEEDS. The Borrower shall use the proceeds of the Reducing Loans only for the following purposes: (a) to pay at Closing existing Indebtedness in an amount not to exceed $51,210,000, (b) to pay the purchase price of Permitted Acquisitions, (c) for Capital Expenditures to the extent permitted pursuant to Section 8.7, (d) for working capital purposes (including the payment of closing costs in connection with this Agreement), and (e) for repurchases of the stock of the Borrower to the extent permitted pursuant to Section 8.9(a)(ii). The Borrower shall use the proceeds of the Acquisition Loans only for Permitted Acquisitions, but no Acquisition Loan shall be made at any time that there is availability under the Revolving Commitment.

          7.2 CONTINUED EXISTENCE; MAINTENANCE OF RIGHTS AND LICENSES; COMPLIANCE WITH LAW. Except for the merger or liquidation into the Borrower or a wholly owned Subsidiary of the Borrower of an inactive Subsidiary or of a Subsidiary which has sold substantially all of its assets pursuant to a Permitted Divestiture or pursuant to a sale otherwise permitted pursuant to

Section 8.10, the Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence and its material rights and Licenses. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect, until termination in accordance with their respective terms, any and all Licenses, Operating Agreements and other material contracts and other rights necessary to operate the Stations, the Muzak Business and the Healthcare Communications Business, not breach or violate the same in any material respect, and take all actions which may be required to comply in all material respects with all applicable laws, statutes, rules, regulations, orders and decrees now in effect or hereafter promulgated by any governmental authority. The Borrower shall, and shall cause each of its Subsidiaries to, obtain, renew and extend all of the foregoing rights, Licenses and the like which may be necessary for the continuance of the operation of the Stations, the Muzak Business and the Healthcare Communications Business. The Borrower shall use its best efforts to obtain any consents listed on EXHIBIT H attached hereto which were not obtained on or prior to the Closing Date.

          7.3  INSURANCE.

               (a) The Borrower shall, and shall cause each of its Subsidiaries to, keep its insurable properties insured to the full replacement cost thereof at all times by financially sound and reputable insurers reasonably acceptable to the Agent, and maintain such other insurance, to such extent and against such risks, including fire, lightning, vandalism, malicious mischief, flood (to the extent required by the Agent, if any of the Borrower's or any of its Subsidiaries' property is located in an identified flood hazard area, in which insurance has been made available pursuant to the National Flood Insurance Act of 1968) and other risks insured against by extended coverage, as is customary with companies in the broadcasting business. All such insurance shall be in amounts sufficient to prevent the Borrower or any of its Subsidiaries from becoming a coinsurer, shall name the Agent, for the benefit of the Banks, as loss payee and may contain loss deductible provisions which shall not exceed $10,000. The Borrower shall maintain, for itself and its Subsidiaries, in full force and effect liability insurance, business interruption insurance, errors and omissions insurance, general accident and public liability insurance and all other insurance as is usually carried by companies engaged in the same or similar businesses similarly situated against claims for personal or bodily injury, death or property damage occurring upon, in, about or in connection with the use or operation of any property or motor vehicles owned, occupied, controlled or used by the Borrower, its Subsidiaries and their employees or agents, or arising in any other manner out of the business conducted by the Borrower and its Subsidiaries. All of such insurance shall be in amounts reasonably satisfactory to the Agent and shall be obtained and maintained by means of policies with generally recognized, responsible insurance companies authorized to do business in such states as may be necessary depending upon the locations of the Borrower's and its Subsidiaries' assets and shall name the Agent, for the benefit of the Banks, as an additional insured or loss payee, as the case may be. The insurance to be provided may be blanket policies. Each policy of insurance shall be written so as not to be subject to cancellation or substantial modification without not less than thirty days advance written notice to the Agent. The Borrower shall furnish the Agent annually with certificates or other evidence satisfactory to the Agent that the insurance required hereby has been obtained and is in full force and effect and, prior to the expiration of any such insurance, the Borrower shall furnish the Agent with evidence satisfactory to the Agent that such insurance has been renewed or replaced. The Borrower shall, upon request of the Agent, furnish the Agent such information about such insurance as the Agent may from time to time reasonably request.

               (b) The Borrower shall maintain key man life insurance policies with responsible insurance carriers and pursuant to insurance policies reasonably acceptable to the Agent, covering Mr. Frank Osborn in an amount of not less than $5,000,000, and all such policies shall be collaterally assigned to the Agent, for the benefit of the Banks, pursuant to the Life Insurance Assignment, as security for the Obligations.

          7.4 OBLIGATIONS AND TAXES. The Borrower shall, and shall cause each of its Subsidiaries to, pay or perform all of its material
Indebtedness and other material liabilities and obligations in a timely manner in accordance with normal business practices and with the terms governing the same. The Borrower shall, and shall cause each of its Subsidiaries to, comply with the terms and covenants of all material agreements and all material leases of real or personal property and shall keep them all in full force and effect until termination thereof in accordance with their respective terms. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its property before the imposition of any penalty, as well as all lawful claims for labor, materials, supplies or other matters which, if unpaid, might become a Lien or charge upon such properties or any part hereof; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as (a) the validity thereof is being contested diligently and in good faith by appropriate proceedings and the enforcement thereof is stayed, pending the outcome of such proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves in accordance with GAAP with respect thereto, and (c) such contest will not endanger the Lien of the Agent in any of the Borrower's or such Subsidiary's assets.

          7.5 FINANCIAL STATEMENTS AND REPORTS. The Borrower shall, and shall cause each of its Subsidiaries to, maintain true and complete books and records of account in accordance with GAAP. The Borrower shall furnish to the Agent, for delivery to the Banks, the following financial statements and projections at the following times:

               (a) As soon as available, but in no event later than ninety days after the end of each fiscal year of the Borrower, the Borrower shall furnish (i) audited consolidated financial statements, including audited consolidated balance sheets and income and expense statements, showing the financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations during such fiscal year, and a consolidated statement of cash flows for such fiscal year, together with such additional statements, schedules and footnotes as are customary in a complete accountant's report (such financial statements shall be certified by independent certified public accountants selected by the Borrower and reasonably acceptable to the Agent and the opinion of such accountants shall be unqualified); (ii) a copy of each management letter of such accountants to the Borrower in respect of such annual financial statements promptly after receipt thereof but in no event later than May 31 of each year; and (iii) a statement signed by such accountants to the effect that in connection with their examination of such financial statements they have reviewed the provisions of this Agreement and have no knowledge of any event or condition which constitutes an Event of Default or Possible Default or, if they have such knowledge, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that in issuing such statement, such independent accountants shall not be required to go beyond normal auditing procedures conducted in connection with their opinion referred to above;

               (b) As soon as available, but in no event later than forty-five days after the end of each fiscal quarter of the Borrower, the Borrower shall furnish unaudited consolidated and consolidating financial statements, including consolidated and consolidating balance sheets and income and expense statements, showing the financial condition of the Borrower and its Subsidiaries as of the end of such period and the results of their operations during such period and for the then elapsed portion of the fiscal year, and a consolidated and consolidating statement of cash flows for the portion of the fiscal year ended with the last day of such quarter; all such financial statements shall set forth, in comparative form, corresponding figures for the equivalent period of the prior year and a comparison to budget, shall be in form and detail satisfactory to the Agent, and shall be certified as to accuracy and completeness by the chief financial officer of the Borrower;

               (c) As soon as available, but in no event later than thirty days after the end of each month, the Borrower shall furnish unaudited statements of income and expense for each Station, the Muzak Business and the Healthcare Communications Business, which shall contain a comparison with the budget or projections for such period and a comparison to the comparable period for the prior year, and which shall be certified by the chief financial officer of the Borrower;

               (d) The financial statements required under (a) and (b) above shall be accompanied by a compliance certificate in the form attached hereto as EXHIBIT M of the chief financial officer of the Borrower (i) setting forth the computations showing compliance with the financial covenants set forth in Section 8 below, and (ii) certifying that no Possible Default or Event of Default has occurred, or if any Possible Default or Event of Default has occurred, stating the nature thereof and the actions the Borrower intends to take in connection therewith;

               (e) The Borrower shall furnish (i) no later than the fifteenth day of the first month of each fiscal year, an annual operating budget or fiscal projections for such fiscal year, and (ii) promptly upon preparation thereof, any material revisions of such annual budget or fiscal projections;

               (f) Promptly upon their becoming available, the Borrower shall furnish (i) copies of any periodic or special reports filed by the Borrower or any of its Subsidiaries with the FCC or any other federal, state or local governmental agency or authority if such reports indicate any material change in the ownership of the Borrower or such Subsidiary, or any materially adverse change in the business, operations, affairs or condition of the Borrower or such Subsidiary, (ii) copies of any material notices and other material communications from the FCC or any other federal, state or local governmental agency or authority which specifically relate to the Borrower, any of its Subsidiaries, any Station or any material License, and the substance of which relates to a matter that could reasonably be expected to have a Material Adverse Effect, and (iii) copies of the results of each survey conducted by the Borrower or any of its Subsidiaries for the purpose of certifying to the FCC compliance with federal laws and the rules, regulations, policies and orders of the FCC relating to foreign ownership restrictions and to limitations on the nature and number of media outlets that may be held under common ownership or control;

               (g) Promptly upon their becoming available, the Borrower shall furnish (i) copies of any registration statements and regular periodic reports, if any, which the Borrower or any of its Subsidiaries shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange, (ii) copies of all financial statements, reports and proxy statements mailed to its public stockholders, and (iii) all press releases and other public statements made available by the Borrower;

               (h) The Borrower shall furnish (i) upon request, promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each Plan established or maintained by the Borrower or any member of the Controlled Group for each plan year, including (A) where required by law, a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant satisfactory to the Agent, and (B) if prepared by or available to the Borrower, an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing acceptable to the Agent; and (ii) promptly after receipt thereof, a copy of any notice the Borrower or a member of the Controlled Group may receive from the Department of Labor or the Internal Revenue Service with respect to any Plan (other than notices of general application) which could result in a material liability to the Borrower; the Borrower will promptly notify the Banks of any material taxes assessed, proposed to be assessed or which the Borrower has reason to believe may be assessed against the Borrower or any member of the Controlled Group by the Internal Revenue Service with respect to any Plan or Benefit Arrangement; and

               (i) Upon the Agent's written request, such other information about the financial condition, properties and operations of the Borrower or any of its Subsidiaries as any Bank may from time to time reasonably request.

          7.6 NOTICES. The Borrower shall give the Agent, for distribution to the Banks, notice (a) within five days after its receipt of notice thereof, of any action, suit, investigation or proceeding by or against the Borrower or any of its Subsidiaries, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, including, without limitation, any material admonition, censure or adverse citation or order by the FCC or any other governmental authority or regulatory agency, (b) within three days after its receipt of notice thereof, (i) of any action or event constituting an event of default or violation of any License, Operating Agreement, Muzak Franchise or other material contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any such Subsidiary is bound, and (ii) of any competing application, petition to deny or other opposition to any license renewal application filed by the Borrower or any of its Subsidiaries with the FCC, if such event of default, violation or other matter could reasonably be expected to have a Material Adverse Effect, (c) within three days after its receipt of notice thereof, of the occurrence of any Possible Default or Event of Default and the actions the Borrower intends to take in connection therewith, (d) within five days after its receipt of notice thereof, of any cancellation of or any material amendment to any of the insurance policies maintained in accordance with the requirements of this Agreement, except for cancellations and amendments that occur in the ordinary course of business, (e) promptly after the occurrence thereof, of any material, adverse change in the business or financial condition of the Borrower or any of its Subsidiaries, and (f) promptly after the occurrence thereof, of any material strike, labor dispute, slow down or work stoppage due to a labor disagreement (or any material development regarding any thereof) affecting the Borrower or any of its Subsidiaries.

          7.7 MAINTENANCE OF PROPERTY. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain and preserve its towers, machinery, equipment, motor vehicles, fixtures and other property in good working order, condition and repair, normal wear and tear excepted, and in compliance with all material applicable standards, rules or regulations imposed by any governmental authority or agency (including, without limitation, the FCC, the Federal Aviation Administration or any other Licensing Authority) or policy of insurance, except for such property which, in the judgment of the Borrower, is no longer necessary to the business of the Borrower or any of its Subsidiaries.

          7.8 INFORMATION AND INSPECTION. The Borrower shall furnish to the Agent and the Banks from time to time, promptly upon request, information reasonably requested by the Agent or any Bank pertaining to any covenant, provision or condition hereof, or to any matter connected with the books, records, operations, financial condition, properties, activities or business of the Borrower or of any of its Subsidiaries. At all reasonable times, the Borrower shall permit any authorized representative designated by any Bank to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and their books and records, and to take extracts therefrom and make copies thereof, and to discuss the Borrower's and its Subsidiaries' affairs, finances and accounts with the management of the Borrower and its Subsidiaries and with the Borrower's independent accountants.

          7.9 MAINTENANCE OF LIENS. The Borrower shall do all things necessary or requested by the Agent to preserve and perfect the Liens of the Agent, for the benefit of the Banks, arising pursuant hereto and pursuant to the Collateral Documents as first Liens, except for Permitted Liens, and to insure that the Agent, for the benefit of the Banks, has a Lien on substantially all of the assets of the Borrower and its Subsidiaries (other than Gadsden, except as provided in Section 7.15). If the Borrower or any of its Subsidiaries purchases any real property, the Borrower or such Subsidiary shall notify the Agent and, within thirty days of such purchase, execute, deliver and cause to be recorded a Mortgage in connection therewith, which shall be a first lien, except for Permitted Liens and take such other actions as would have been required pursuant to
Section 6.4 had such property been owned on the Closing Date. If the Borrower or any of its Subsidiaries enters into a new Operating Agreement or other material contract or lease which prohibits the assignment thereof or the granting of a security interest therein without the consent of the other party, the Borrower shall use commercially reasonable efforts to obtain the written consent of such other party to the grant to the Agent, for the benefit of the Banks, of a security interest therein pursuant to the Security Agreements.

          7.10 TITLE TO PROPERTY. The Borrower shall, and shall cause each of its Subsidiaries to, own and hold title to all of its assets in its own name and not in the name of any nominee.

          7.11  ENVIRONMENTAL COMPLIANCE AND INDEMNITY.

               (a) The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with any and all applicable Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which the Borrower or any of its Subsidiaries owns or operates a facility or site, arranges for disposal or treatment of Hazardous Materials, solid waste or other wastes, accepts for transport any Hazardous Materials, solid wastes or other wastes or holds any interest in real property or otherwise except where the failure to do so would not reasonably be expected to have, either individually or in aggregate, a Material Adverse Effect. The Borrower and each of its Subsidiaries shall promptly take any and all necessary remedial actions in response to the presence, storage, use, transportation or Release of any Hazardous Materials on, under or about any real property owned, leased or operated by the Borrower or any of its Subsidiaries, unless such presence, storage, use, transportation or Release would not reasonably be expected to have a Material Adverse Effect. In the event the Borrower or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Material on, under or about any real property owned, leased or operated by the Borrower or any of its Subsidiaries, the Borrower or the relevant Subsidiary shall conduct and complete such remediation action in compliance with applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities, except where the liability of the Borrower or such Subsidiary for such presence, storage, use, transportation or Release of any Hazardous Material is being contested in good faith by the Borrower or such Subsidiary and appropriate reserves therefor have been established in accordance with GAAP. The Borrower shall notify the Banks promptly after its receipt of notice thereof, of any Environmental Claim which the Borrower receives involving any potential or actual material liability of the Borrower or any of its Subsidiaries arising in connection with any noncompliance with or violation of the requirements of any Environmental
Law or a material Release or threatened Release of any Hazardous Materials, solid waste or other waste into the environment. The Borrower shall promptly notify the Banks (i) of any material Release of Hazardous Material on, under or from the real property in which the Borrower or any of its Subsidiaries holds or has held an interest, upon the Borrower's learning thereof by receipt of notice that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of such Release or that the Borrower or such Subsidiary has been identified as potentially responsible for, or is subject to investigation by any governmental authority relating to, such Release, and (ii) of the commencement or threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws.

               (b) If the Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Law by, or any liability arising thereunder of, the Borrower or any of its Subsidiaries or related to any real property owned, leased or operated by the Borrower or any of its Subsidiaries or real property adjacent to such real property, which violation or liability would reasonably be expected to have a Material Adverse Effect, then the Borrower shall, upon request from the Agent, provide the Agent with such reports, certificates, engineering studies or other written material or data as the Agent may require so as to satisfy the Agent that the Borrower or such Subsidiary is in material compliance with all applicable Environmental Laws relating to the suspected violation or liability.

               (c) The Borrower shall defend, indemnify and hold the Agent and the Banks, and their respective officers, directors, shareholders, employees, agents, affiliates, successors and assigns harmless from and against all costs, expenses, claims, demands, damages, penalties and liabilities of every kind or nature whatsoever incurred by them (including reasonable attorneys fees) arising out of, resulting from or relating to
(i) the noncompliance of the Borrower, any of its Subsidiaries or any property owned or leased by the Borrower or any of its Subsidiaries with any Environmental Law (whether or not such non-compliance is disclosed to the Agent or the Banks herein, in any Collateral Document or otherwise), or
(ii) any investigatory or remedial action involving the Borrower, any of its Subsidiaries or any property owned or leased by the Borrower or any of its Subsidiaries and required by Environmental Laws or by order of any governmental authority having jurisdiction under any Environmental Laws, or
(iii) any injury to any person whatsoever or damage to any property arising out of, in connection with or in any way relating to the breach of any of the environmental warranties or covenants contained in this Agreement or any facts or circumstances that cause any of the environmental representations or warranties contained in this Agreement to cease to be true, or (iv) the existence, treatment, storage, Release, generation, transportation, removal, manufacture or other handling of any Hazardous Material on or affecting any property owned or leased by the Borrower or any of its Subsidiaries, or (v) the presence of any asbestos-containing material or underground storage tanks, whether in use or closed, under or on any property owned or leased by the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that the foregoing indemnity shall not apply to any such costs, expenses, claims, demands, damages, penalties or liabilities that arise solely out of the gross negligence or willful misconduct of the indemnified person.

          7.12 RATE HEDGING OBLIGATIONS. Within sixty days after the Closing Date, the Borrower shall enter into, and shall at all times thereafter maintain in full force and effect, agreements in form and substance reasonably satisfactory to the Agent regarding Rate Hedging Obligations so that the notional amount subject to such agreements equals at all times at least 50% of the principal amount of the Loans then outstanding; PROVIDED, HOWEVER, that the Borrower shall not be required to maintain such agreements at any time that the ratio of Total Debt to Operating Cash Flow for the most recently ended four quarter period is less than or equal to 3.0 to 1.0.

          7.13 FCC CONSENTS. The Borrower acknowledges that certain transactions contemplated by this Agreement or the Collateral Documents, and certain actions which may be taken by the Agent or the Banks in the exercise of their rights under this Agreement or the Collateral Documents, may require the consent of the FCC. If counsel to the Agent determines that the consent of the FCC is required in connection with the execution, delivery and performance of any of the aforesaid documents or any documents delivered to the Agent or the Banks in connection therewith or as a result of any action which may be taken pursuant thereto, then the Borrower, at its sole cost and expense, shall use its best efforts to secure such consent and to cooperate with the Agent and the Banks in any action commenced by the Agent or the Banks to secure such consent. The Borrower shall not take any action which interferes with the exercise or completion of any such action taken by the Agent or the Banks. The Borrower further consents to the transfer of control or assignment of Licenses to a receiver or trustee or similar official or to any purchaser of the collateral securing the Loans pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Agent or the Banks as permitted by applicable law upon the occurrence of an Event of Default.

          7.14 APPRAISALS. If at any time any Bank determines that it must have current appraisals of any of the real property subject to a Mortgage to comply with any law, rule or regulation applicable to it, then, upon request by such Bank, the Borrower shall, at its expense, order appraisals of all of such real property. Such appraisals shall be in form and substance reasonably acceptable to the Banks, shall be prepared by appraisers reasonably acceptable to the Banks and shall be delivered to the Agent within forty-five days of the request therefor.

          7.15  GADSDEN AND ATLANTIC CITY.

               (a)  GADSDEN.

                    (i) Within ten Banking Days of the earlier of the termination of the Trust Agreement or the reversion of the voting rights relating to the capital stock of Gadsden from the trustee thereunder to Southeast Radio Holding Corp., the Borrower shall cause Southeast Radio Holding Corp. to pledge to the Agent, for the benefit of the Banks, all of the capital stock of Gadsden and shall cause Gadsden to execute the Guaranty and to grant to the Agent, for the benefit of the Banks, first priority liens and security interests in all of its property, real and personal, tangible and intangible, in each case pursuant to documentation in form and substance reasonably satisfactory to the Agent.

                    (ii) The Banks and the Borrower acknowledge that during the period the stock of Gadsden is held in the trust created by the Trust Agreement, the Borrower cannot cause Gadsden to take any actions or refrain from taking any actions, the trustee under such trust having all voting power with respect to the stock of Gadsden. Consequently, the Banks and the Borrower acknowledge that neither Gadsden nor the trustee under the Trust Agreement is bound by the covenants set forth in this Agreement. Notwithstanding the foregoing, if Gadsden takes any action or fails to take any action which would be prohibited or required by the terms or covenants of this Agreement, as the case may be, the

Borrower shall be deemed to be in breach of such term or covenant.

               (b)  ATLANTIC CITY.

                    (i) The Borrower shall cause Atlantic City to operate in such a manner as not to give rise to any inference, or otherwise mislead third Persons to believe, that it is not an entity separate and distinct from the Borrower and each of its other Subsidiaries or that it is not solely responsible for its debts, without any support from the Borrower or any of its other Subsidiaries. Neither the Borrower nor any of its other Subsidiaries shall commingle assets or funds with Atlantic City or become a Guarantor for the benefit of Atlantic City.

                    (ii) Within ten Banking Days after the payment in full by Atlantic City of all amounts owed by it to National Westminster Bank or its assignees, the Borrower shall pledge to the Agent, for the benefit of the Banks, all of the capital stock of Atlantic City and shall cause Atlantic City to execute the Guaranty and to grant to the Agent, for the benefit of the Banks, first priority liens and security interests in all of its property, real and personal, tangible and intangible, in each case pursuant to documentation in form and substance reasonably satisfactory to the Agent.

          7.16 LICENSE SUBSIDIARIES. Upon the reasonable request of the Agent and the Majority Banks, the Borrower shall form one or more wholly owned Subsidiaries and shall cause all of the FCC Licenses held by it or any of its Subsidiaries to be assigned to such Subsidiaries with the consent of the FCC. Each such Subsidiary may be referred to herein as a "License Subsidiary". Immediately upon the creation of a License Subsidiary, the Borrower shall pledge to the Agent, for the benefit of the Banks, all of the capital stock of such License Subsidiary and shall cause such License Subsidiary to execute the Guaranty and to grant to the Agent, for the benefit of the Banks, first priority liens and security interests in all of its property, real and personal, tangible and intangible, in each case pursuant to documentation in form and substance reasonably satisfactory to the Agent. In addition, the Borrower shall deliver to the Agent evidence reasonably satisfactory to the Agent to the effect that all approvals, consents or authorizations required in connection with the creation of such License Subsidiary and the assignment of the FCC Licenses shall have been obtained and such opinions as the Agent may reasonably request as to the corporate or other organization of such License Subsidiary, the liens and security interests granted to the Agent as required pursuant to this Section and as to the required regulatory approvals.

SECTION 8      NEGATIVE COVENANTS OF THE BORROWER.

          The Borrower agrees with the Banks that so long as this Agreement shall remain in effect or any of the Obligations shall remain unpaid or to be performed, the Borrower shall not, directly or indirectly, take any of the actions set out in this Section 8 nor permit any of the conditions set out herein to occur.

          8.1 INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Indebtedness, except:

               (a)  the Obligations;

               (b) Indebtedness arising under conditional sale, rental and purchase money arrangements incurred in the ordinary course of business and Indebtedness permitted under Section 8.6 hereof, including, without limitation, Capitalized Lease Obligations owing to Society in an aggregate amount not to exceed $1,000,000;

               (c) unsecured trade accounts payable and other unsecured current Indebtedness incurred in the ordinary course of business (but excluding any Indebtedness for borrowed money);

               (d) Indebtedness for taxes, assessments, governmental charges, liens or similar claims to the extent that payment thereof shall not be required to be made by the provisions of Section 7.4;

               (e) Indebtedness incurred in respect of Rate Hedging Obligations required pursuant to Section 7.12;

               (f) Intercompany Indebtedness among the Borrower and its Subsidiaries;

               (g) Indebtedness arising under deferred compensation arrangements with employees or former employees in an aggregate amount not to exceed $300,000 at any time; and

               (h) Indebtedness of Atlantic City owing to National Westminster Bank in a principal amount not to exceed $3,400,000 so long as such indebtedness is non-recourse to the Borrower and all of its other Subsidiaries.

          8.2 LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Lien of any nature whatsoever on any property or assets now owned or hereafter acquired by the Borrower or any of its Subsidiaries, other than Permitted Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Collateral Document, which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating or incurring any Lien on any of its assets, other than (a) leases and agreements regarding purchase money Indebtedness (so long as such prohibition only relates to the asset which is subject to such lease or which secure such Indebtedness), and (b) provisions in agreements which prohibit the assignment of such agreement.

          8.3 GUARANTIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, become a Guarantor for any Person, except with respect to (a) endorsements of negotiable instruments for collection in the ordinary course of business, (b) the Guaranty, (c) contingent obligations under indemnity agreements to title insurers to cause such title insurers to issue to the Agent mortgagee title insurance policies, as provided in
Section 6.4, (d) contingent obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $25,000 in aggregate liability, and (e) contingent obligations with respect to Indebtedness permitted by Section 8.1 (other than Section 8.1(h)).

          8.4  [Intentionally Omitted]

          8.5  [Intentionally Omitted]

          8.6 CAPITAL LEASES. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, assume or permit to exist Capitalized Lease Obligations if the aggregate amount payable by the Borrower and its Subsidiaries in respect thereof in any fiscal year would exceed the sum of $500,000 plus the amount of any such obligations incurred pursuant to a Permitted Acquisition.

          8.7  CAPITAL EXPENDITURES.

               (a) Except as otherwise expressly provided in Sections 8.7(b) and (c) below, the Borrower and its Subsidiaries shall not make Capital Expenditures (not including Capitalized Lease Obligations in respect of equipment leased by the Borrower or any of its Subsidiaries which is used in the Muzak Business) in any fiscal year which exceed, in the aggregate, $1,000,000.

               (b) Osborn Healthcare Communications, Inc. may make Capital Expenditures which, during the term of this Agreement, do not exceed an aggregate amount of $2,000,000. Such Capital Expenditures may include investments in other healthcare communications businesses so long as (i) such businesses have generated positive cash flow for the twelve month period ended most recently prior to such acquisition, (ii) no Possible Default or Event of Default exists or would exist after giving effect to the acquisition of such investment and (iii) the interest of Osborn Healthcare Communications, Inc. in such other healthcare communications business is pledged to the Agent, for the benefit of the Banks, pursuant to documents in form and substance reasonably satisfactory to the Agent.

               (c) In addition to amounts permitted pursuant to Section 8.7(a), the Borrower may make, or permit its Subsidiaries to make, Capital Expenditures in connection with Stations WWNC-AM/WKSF-FM, Asheville, North Carolina; WOLZ-FM, Fort Myers, Florida; WFKS-FM, Daytona Beach, Florida; and WQEN-FM and WAAX-AM, Gadsden, Alabama, which, for the period from the date of acquisition of such Stations through the term of this Agreement, do not exceed an aggregate amount of $500,000 so long as no Possible Default or Event of Default exists or would exist after giving effect to the making of any such Capital Expenditure.

          8.8 NOTES, ACCOUNTS RECEIVABLE AND CLAIMS. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, discount or otherwise dispose of any note, account receivable or other right to receive payment, with or without recourse, except for collection in the ordinary course of business; or fail to timely assert any claim, cause of action or contract right which it possesses against any third party or agree to settle or compromise any such claim, cause of action or contract right except in any case in the exercise of good business judgment and except for settlements or compromises made in the reasonable exercise of business judgment in the ordinary course of business.

          8.9  CAPITAL DISTRIBUTIONS; RESTRICTIONS ON PAYMENTS TO
STOCKHOLDERS.

               (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, make, or declare or incur any liability to make, any Capital Distribution, except that:

                    (i) any Subsidiary of the Borrower may make Capital Distributions to the Borrower or to a wholly owned Subsidiary of the Borrower; and

                    (ii) the Borrower may make open market purchases of its common stock so long as (i) on the date of any such purchase, and after giving effect thereto, the ratio of Total Debt as of such date to Operating Cash Flow for the four quarter period most recently ended is less than 3.0 to 1.0, (ii) no Possible Default or Event of Default exists or would exist after giving effect to any such purchase, and (iii) the aggregate amount of such purchases during the term of this Agreement does not exceed $5,000,000.

               (b) The Borrower shall not permit any of its Subsidiaries to agree to or to be subject to any restriction on its ability to make Capital Distributions or loans or other asset transfers to its stockholders other than restrictions imposed by applicable law and the restriction set forth in this Section.

          8.10  DISPOSAL OF PROPERTY; MERGERS; ACQUISITIONS;
REORGANIZATIONS.

               (a) Except as provided in paragraphs (b), (c), (d) and (e) below, the Borrower shall not, and shall not permit any of its Subsidiaries to, (i) dissolve or liquidate; (ii) sell, lease, transfer or otherwise dispose of any material portion of its properties and assets to any Person except for (A) the disposition of assets in the ordinary course of business in an aggregate amount not to exceed $1,000,000 in any transaction or related series of transactions, (B) the disposition of any asset which, in the good faith exercise of its business judgment, the Borrower determines is no longer useful in the conduct of its or its Subsidiaries' business and
(C) other sales expressly permitted pursuant to Section 8.10(c) below;
(iii) be a party to any consolidation, merger, recapitalization or other form of reorganization; (iv) make any acquisition of all or substantially all the assets of any Person, or of a business division or line of business of any Person, or of any other assets constituting a going business; (v) create, acquire or hold any Subsidiary (other than the Subsidiaries of the Borrower as of the date of this Agreement and the receipt of the stock of Gadsden from the trustee pursuant to the Trust Agreement), or (vi) be or become a party to any joint venture or other partnership.

               (b) The Borrower or any wholly owned Subsidiary of the Borrower may make acquisitions of substantially all of the assets of any radio station or of all of the capital stock or other equity interests of a Person which owns a radio station, subject to the satisfaction of the following conditions (any such acquisition which satisfies all of such conditions being referred to hereinafter as a "Permitted Acquisition"):

                    (i) such radio station shall be located in one of the one hundred largest areas of dominant influence ("ADI"), as determined by the Arbitron Company, in the United States of America, and shall have had positive cash flow for the four quarter period most recently ended prior to the closing of such acquisition;

                    (ii) the total purchase price (including all cash, non-cash and deferred consideration and payments in respect of non-competition covenants and similar payments) of any such acquisition shall not exceed $7,500,000, and the aggregate total purchase price of all such acquisitions in any six month period shall not exceed $15,000,000;

                    (iii) the Borrower shall have given to the Agent written notice of such acquisition at least thirty days prior to executing any binding commitment with respect thereto, which notice shall state the additional amounts, if any, by which the Borrower proposes to increase the dollar limitations set forth in Section 8.6;

                    (iv) the Borrower shall have demonstrated to the satisfaction of the Agent that the Borrower will be in compliance with all of the covenants contained herein after giving effect to such acquisition and that no Event of Default or Possible Default then exists or would exist after giving effect to such acquisition, and the Borrower shall have delivered to the Agent within ten days prior to the consummation of such acquisition an acquisition report signed by an executive officer of the Borrower in form and substance satisfactory to the Agent which shall contain calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in this Section 8 after giving effect to such acquisition and projections for the Borrower for a five year period after the closing of such acquisition giving effect to the acquisition and including a statement of sources and uses of funds for such acquisition showing, among other things, the source of financing for the acquisition;

                    (v) the agreement governing such acquisition and all related documents and instruments shall be reasonably satisfactory to the Agent in form and substance;

                    (vi) if requested by the Agent, all FCC Licenses acquired in connection with such acquisition shall be transferred immediately upon consummation of such acquisition to a License Subsidiary which shall have no other assets or liabilities;

                    (vii) the Borrower shall have taken any actions as may be necessary or reasonably requested by the Agent to grant to the Agent, for the benefit of the Banks, perfected Liens in all assets, real and personal, tangible and intangible, acquired by the Borrower in such acquisition pursuant to the Collateral Documents, subject to no prior Liens except Permitted Liens;

                    (viii) if the Borrower acquires a Subsidiary or creates a Subsidiary (including a License Subsidiary) pursuant to or in connection with such acquisition,

                         (A)  the Borrower shall, or shall cause the
stockholder of such newly acquired or created Subsidiary to, pledge to the Agent, for the benefit of the Banks, all of the stock or other securities or equity interests of such acquired or created Subsidiary pursuant to documentation in form and substance satisfactory to the Agent; and

                         (B)  such acquired or created Subsidiary shall
execute and deliver to the Agent, for the benefit of the Banks, a Guaranty and shall grant to the Agent, for the benefit of the Banks, a first priority, perfected lien or security interest in substantially all of its assets, real and personal, tangible and intangible, subject to no prior Liens except for Permitted Liens, pursuant to documentation in form and substance satisfactory to the Agent; and

                    (ix) the Borrower shall have delivered to the Agent evidence reasonably satisfactory to the Agent to the effect that all approvals, consents or authorizations required in connection with such acquisition from any Licensing Authority or other governmental authority shall have been obtained and that any consent of the FCC shall have become a Final Order, and such opinions as the Agent may reasonably request as to the Liens granted to the Agent, for the benefit of the Banks, as required pursuant to this Section and as to any required regulatory approvals for such acquisition.

               (c) The Borrower may (i) make Permitted Divestitures, (ii) sell or otherwise dispose of its interests in Fairmont Communications Corporation and Northstar Television Group, Inc. and (iii) conduct other Asset Sales not otherwise permitted pursuant to this Section 8.10 with the consent of the Majority Banks. All such sales or other dispositions shall be for cash, and the proceeds of each Permitted Divestiture and each other Asset Sale shall be paid to the Agent for the benefit of the Banks as a mandatory prepayment of the Loans pursuant to Section 2.6(b)(iii).

               (d) The Borrower and its Subsidiaries may create wholly owned corporate Subsidiaries subject to satisfaction of each of the following conditions:

                    (i) no Event of Default or Possible Default then exists or would exist after giving effect to such creation;

                    (ii) the Borrower shall have given the Agent five days prior written notice of the creation of such wholly owned Subsidiary and shall have provided information to the Agent as to the business purpose for creating such Subsidiary;

                    (iii)  the Borrower shall, or shall cause the
stockholder of such newly created Subsidiary to, pledge to the Agent, for the benefit of the Banks, all of the stock of such wholly owned Subsidiary pursuant to documentation in form and substance satisfactory to the Agent;

                    (iv) such wholly owned Subsidiary shall execute and deliver to the Agent the Guaranty and shall grant to the Agent, for the benefit of the Banks, a perfected Lien in all of its assets, real and personal, tangible and intangible, subject to no prior Liens except for Permitted Liens, pursuant to documentation in form and substance satisfactory to the Agent; and

                    (v) the Borrower shall have delivered to the Agent evidence reasonably satisfactory to the Agent to the effect that all approvals, consents or authorizations required in connection with the creation of such wholly owned Subsidiary and the transfer to it of any assets and the grant of such Liens shall have been obtained and such opinions as the Agent may reasonably request as to the corporate organization of such Subsidiary, the Liens granted to the Agent for the benefit of the Banks as required pursuant to this Section and such other matters as the Agent may deem appropriate.

               (e) The Borrower may cause the merger or liquidation into the Borrower or a wholly owned Subsidiary of the Borrower of an inactive Subsidiary or of a Subsidiary which has sold substantially all of its assets pursuant to a Permitted Divestiture or pursuant to a sale otherwise permitted pursuant to this Section.

          8.11 INVESTMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, purchase or otherwise acquire, hold or invest in any stock or other securities or evidences of indebtedness of, or any interest or investment in, or make or permit to exist any loans or advances to, any other Person, except:

               (a) direct obligations of the United States Government maturing within one year or investments in mutual funds which hold only such direct obligations of the United States;

               (b) certificates of deposit of a member bank of the Federal Reserve System having capital, surplus and undivided profits in excess of $2,000,000,000;

               (c) any investment in commercial paper which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investors Service, Inc. or Standard & Poor's Corporation;

               (d)  money market funds;

               (e) securities received pursuant to a plan of reorganization adopted in an insolvency proceeding or otherwise in immaterial amounts in exchange for accounts receivable of the entity which is the subject of such insolvency proceeding generated in the ordinary course of the Borrower's or any of its Subsidiaries' business;

               (f) loans to employees not to exceed $250,000 and advances of expenses to employees;

               (g) investments in existing Subsidiaries listed on EXHIBIT E and Subsidiaries created pursuant to Section 7.16 or 8.10;

               (h) investments by Osborn Healthcare Communications, Inc. permitted pursuant to Section 8.7(b);

               (i) the investment as of the date hereof by the Borrower in Ruth Broadcasting Corporation; and

               (j) other investments which do not have an acquisition cost which in the aggregate exceeds $50,000.

          8.12 AMENDMENT OF GOVERNING DOCUMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend, modify or supplement its Certificate or Articles of Incorporation, By-Laws or other organizational or governing documents, unless required by law, in any manner that is adverse to the interests of the Banks (as may be reasonably determined by the Banks).

          8.13  FINANCIAL COVENANTS.

               (a) TOTAL DEBT TO OPERATING CASH FLOW RATIO. The Borrower shall not permit the ratio of Total Debt outstanding at any time during any period listed in Column A below to Operating Cash Flow for the four fiscal quarter period then ended or most recently ended to be greater than the ratio set forth in Column B below opposite such period:

COLUMN A                          COLUMN B

PERIOD:                       PERMITTED RATIO:

Closing through March 31,     5.50:1.0
1996:

April 1, 1996, through        5.25:1.0
June 30, 1996:

July 1, 1996, through         5.00:1.0
December 31, 1996:

January 1, 1997, through      4.75:1.0
December 31, 1997:

January 1, 1998, through      4.50:1.0
December 31, 1998:

January 1, 1999, and          4.00:1.0
thereafter:

               (b) OPERATING CASH FLOW TO PROJECTED DEBT SERVICE. The Borrower shall not permit the ratio of Operating Cash Flow for any four fiscal quarter period ending on or prior to June 30, 1997, to Projected Debt Service as of the end of such four quarter period to be less than 1.10 to 1.00; and the Borrower shall not permit the ratio of Operating Cash Flow for any four fiscal quarter period ending after June 30, 1997, to Projected Debt Service as of the end of such four quarter period to be less than 1.05 to 1.00.

               (c) OPERATING CASH FLOW TO HISTORICAL FIXED CHARGES. The Borrower shall not permit the ratio of Operating Cash Flow for any four fiscal quarter period ending on or prior to December 31, 1995, to Historical Fixed Charges as of the end of such four quarter period to be less than 1.20 to 1.00; and the Borrower shall not permit the ratio of Operating Cash Flow for any four fiscal quarter period ending after December 31, 1995, to Historical Fixed Charges as of the end of such four quarter period to be less than 1.00 to 1.00.

          8.14  MANAGEMENT AGREEMENTS AND FEES.

               (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, make or enter into, or pay any management fees pursuant to, any so-called management or service agreement or joint operating agreement whereby management, supervision or control of its business, or any significant aspect thereof, shall be delegated to or placed in any Person other than an employee of the Borrower or such Subsidiary; PROVIDED, HOWEVER, that the Borrower may pay consulting fees to certain of its Directors as disclosed in the Borrower's Proxy Statement to its stockholders dated April 11, 1995. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or enter into, or receive any management fees pursuant to, any so-called management or service agreement or joint operating agreement whereby management, supervision or control of the business of any other Person (other than a Subsidiary of the Borrower), or any significant aspect thereof, shall be delegated to or placed in the Borrower or any of its Subsidiaries.

               (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, except in connection with a Permitted Acquisition, enter into, or otherwise be obligated under, with respect to any radio or television station, including the Stations, any local marketing agreement, time brokerage agreement, program service agreement, facilities leasing agreement or similar arrangement, except (i) for such agreements in effect as of the date hereof in respect of Stations WFXK-FM and WING-FM, and (ii) any such agreements entered into in connection with any Permitted Divestiture of Stations WFKS-FM and WWRD-FM.

          8.15 FISCAL YEAR. The Borrower shall not, and shall not permit any Subsidiary to, change its fiscal year, which shall be the calendar year.

          8.16 ERISA. Neither the Borrower nor any member of the Controlled Group shall fail to make any contributions which are required pursuant to the terms of any Plan or any Benefit Arrangement. Neither the Borrower nor any member of the Controlled Group shall contribute to or agree to contribute to any Plan which is (a) subject to the minimum funding requirements under ERISA Section 302 or Code Section 412; (b) a multiemployer plan (as defined in ERISA Section 4001(a)(3)); (c) a defined benefit plan (as defined under ERISA Section 3(35) or Code Section 414(j));
(d) a multiple employer plan (as defined in ERISA Section 4063); or (e) a multiple employer welfare arrangement (as defined in ERISA Section 3(40)).

          8.17 AFFILIATES. Except as expressly provided in Section 8.14, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or agreement with any Affiliate of the Borrower or pay any compensation or salary to any such Person unless such transaction or agreement is in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower or any of its Subsidiaries and the terms of such transaction or agreement are not substantially less favorable to the Borrower or such Subsidiary than could be obtained in an arms-length transaction with an unaffiliated third party or unless the amount paid to such person is not substantially in excess of the fair value of the services rendered by such person.

          8.18 CHANGE OF NAME, IDENTITY OR CORPORATE STRUCTURE. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its name, identity or corporate structure without thirty days prior written notice to the Agent.

          8.19 AMENDMENTS OR WAIVERS. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend, alter or modify, or consent to or suffer any amendment, alteration or modification of, any License or any Operating Agreement or other material contract to which the Borrower or such Subsidiary is a party, except for any amendments, alterations or modifications which could not reasonably be expected to have a Material Adverse Effect.

          8.20 ISSUANCE OR TRANSFER OF CAPITAL STOCK. The Borrower shall not permit any of its Subsidiaries to sell or issue any capital stock or other equity interests or any warrants, options or other securities convertible into or exercisable for any capital stock or other equity interests, and the Borrower shall not permit any of its Subsidiaries to permit the transfer of any capital stock or other such equity interests.

          8.21 CHANGE IN BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, change the nature of its business in any material respect. Neither the Borrower nor any of its Subsidiaries shall engage in any business other than those described in the Borrower's annual report to its stockholders for the year ending December 31, 1994, and other activities incidental or related to such businesses.

          8.22 REGULATION U. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulations G, T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder,
(b) extend credit to others for the purpose of purchasing or carrying any such margin stock, or (c) retire Indebtedness which was incurred to purchase or carry any such margin stock.

          8.23 LICENSE SUBSIDIARIES. The Borrower shall not permit any License Subsidiary to (a) incur, create, assume or permit to exist any Indebtedness, (b) incur, create, assume or permit to exist any Lien of any nature whatsoever on any property or assets now owned or hereafter acquired by it except in favor of the Agent, for the benefit of the Banks, (c) make any Capital Expenditures, (d) acquire any assets other than the Licenses,
(e) conduct any business, or (f) hire or engage any employees.


SECTION 9      EVENTS OF DEFAULT.

          The occurrence of any one or more of the following events, whether voluntarily or involuntarily or by operation of law, shall constitute an Event of Default hereunder:

          9.1 NON-PAYMENT. The Borrower shall fail to pay when due, whether by acceleration of maturity or otherwise, any installment of principal due hereunder or under any Note, or shall fail to pay when due, or within two days after the date when due, any installment of interest due hereunder or under any Note or any fee or other payment obligation in respect of the Obligations.

                             Page

          9.2 FAILURE OF PERFORMANCE IN RESPECT OF OTHER OBLIGATIONS. (a) The Borrower shall fail to observe, perform or be in compliance with any of the provisions of Section 8, Section 7.1, Section 7.3, Section 7.8 or the first sentence of Section 7.2; or (b) the Borrower, any of its Subsidiaries or any other party to a Collateral Document (other than the Agent or a Bank) shall fail to observe, perform or be in compliance with the terms of any Obligation, covenant or agreement (other than those referred to in Section 9.1, Section 8, Section 7.1, Section 7.3, Section 7.8 or the first sentence of Section 7.2) to be observed, performed or complied with by the Borrower, any of its Subsidiaries or such other party hereunder or under any Collateral Document and, PROVIDED that such failure is of a type which can be cured, such failure shall continue and not be cured for thirty days after: (i) written notice thereof from the Agent or a Bank; or (ii) the Banks are notified thereof or should have been notified thereof pursuant to the provisions of Section 7.6 hereof, whichever is earlier.

          9.3 BREACH OF WARRANTY. Any financial statement, representation, warranty, statement or certificate made or furnished by the Borrower, any of its Subsidiaries or any other party to a Collateral Document (other than the Agent or a Bank) in or in connection with this Agreement or any Collateral Document, or as an inducement to the Agent or the Banks to enter into this Agreement and the Collateral Documents, including, without limitation, those in Section 5 above, shall have been false, incorrect or incomplete when made or deemed made in any material respect.

          9.4 CROSS-DEFAULTS. The Borrower or any of its Subsidiaries shall default in any payment due on any Total Debt in excess of $250,000 and such default shall continue for more than the period of grace, if any, applicable thereto; or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term of any evidence of such Total Debt or of any mortgage, indenture or other agreement relating thereto, and any such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto if such default causes, or permits the holder thereof to cause, the acceleration of such Total Debt.

          9.5 ASSIGNMENT FOR BENEFIT OF CREDITORS. The Borrower or any of its Subsidiaries shall make an assignment for the benefit of its creditors, or shall admit its insolvency or shall fail to pay its debts generally as such debts become due.

          9.6 BANKRUPTCY. Any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, shall be filed by or against the Borrower or any of its Subsidiaries or any proceeding shall be commenced by or against the Borrower or any of its Subsidiaries with respect to relief under the provisions of any other applicable bankruptcy, insolvency or other similar law of the United States or any State providing for the reorganization, winding-up or liquidation of Persons or an arrangement, composition, extension or adjustment with creditors; PROVIDED, HOWEVER, that no Event of Default shall be deemed to have occurred if any such involuntary petition or proceeding shall be discharged within sixty days of its filing or commencement.

          9.7 APPOINTMENT OF RECEIVER; LIQUIDATION. A receiver or trustee shall be appointed for the Borrower or any of its Subsidiaries or for any substantial part of its assets, and such receiver or trustee shall not be discharged within sixty days of his appointment; any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower or any of its Subsidiaries and such proceedings shall not be dismissed or discharged within sixty days of their commencement; or the Borrower or any of its Subsidiaries shall discontinue its business.

          9.8 JUDGMENTS. The Borrower or any of its Subsidiaries shall incur non-appealable final judgments for the payment of money aggregating at any one time in excess of $250,000 (to the extent not covered by insurance) and shall not discharge (or make adequate provision for the discharge of) the same within a period of thirty days unless, pending further proceedings, execution thereon has been effectively stayed; or a non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of thirty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          9.9  IMPAIRMENT OF COLLATERAL; INVALIDATION OF ANY LOAN DOCUMENT.
(i) A creditor of the Borrower or any of its Subsidiaries shall obtain possession of any significant portion of the collateral for the Obligations by any means, including, without limitation, levy, distraint, replevin or self-help, or any creditor shall establish or obtain any right in such collateral which is equal or senior to a Lien of the Agent, for the benefit of the Banks, in such collateral; or (ii) any material damage to, or loss, theft or destruction of, any material collateral for the Loans shall occur, except to the extent such loss, damage or injury is covered by insurance;
or (iii) the Agent, for the benefit of the Banks, shall cease to have a first priority perfected lien in all of the issued and outstanding capital stock of the Borrower's Subsidiaries (other than Atlantic City and Gadsden except as provided in Section 7.15); or (iv) any Lien granted or created or purported to be granted or created by this Agreement or any Collateral Document shall cease or fail to be perfected with respect to any significant portion of the collateral purported to be covered thereby; or (v) this Agreement, any Note or any Collateral Document ceases to be a legal, valid and binding agreement or obligation enforceable against any party thereto (including the Banks or the Agent) in accordance with its terms, or shall be terminated, invalidated, set aside or declared ineffective or inoperative.

          9.10 TERMINATION OF LICENSE OR OPERATING AGREEMENT. The FCC or any other Licensing Authority shall (a) revoke, terminate, substantially and adversely modify or fail to renew any material License relating to a Station, the Muzak Business or the Healthcare Business, or (b) designate any material License for hearing or commence proceedings to suspend, revoke, terminate or substantially and adversely modify any such License and such proceedings shall not be dismissed or discharged within sixty days; or any Operating Agreement, Muzak Franchise or any other agreement which is necessary to the operation of a Station, the Muzak Business or the Healthcare Communications Business shall be revoked or terminated or materially, adversely modified and not replaced by a substitute acceptable to the Majority Banks within thirty days of such revocation, termination or modification.

          9.11 CHANGE OF CONTROL. (i) Except as permitted pursuant to this Agreement, the Borrower shall cease or fail to own, directly or indirectly, beneficial and legal title to (a) all of the issued and outstanding capital stock of each of its Subsidiaries which is wholly owned by it or (b) at least 95%, on a fully diluted basis, of the issued and outstanding capital stock of Osborn Healthcare Communications, Inc.; or
(ii) Mr. Frank D. Osborn shall, for any reason whatever (including death), at any time cease to be the chief executive officer of the Borrower, or shall become physically or mentally disabled or incapacitated (whether totally or partially) and shall be unable, for a period of more than three consecutive months, to perform his duties as the chief executive officer of the Borrower, and within ninety days thereafter the Borrower shall not have appointed as chief executive officer another Person with comparable skills and experience in the broadcasting industry; or (iii) Mr. Frank D. Osborn shall cease, for any reason (other than death), to own and control, both legally and beneficially, with the power to vote and free and clear of any Liens, at least 856,668 shares of common stock of the Borrower on a fully diluted basis (as such number is appropriately adjusted to reflect stock splits, stock dividends or other similar recapitalization); or (iv) any Person (or group of Persons) is or becomes the "beneficial owner" (within the meaning of Rule 13d-3 and 13d-5 under the federal Securities Exchange Act of 1934, as amended), directly or indirectly, of a percentage of the common equity interest of the Borrower greater than 33 1/3; or (v) Spears,

Benzak, Salomon & Ferrel shall have the power to vote or direct the vote of common equity interests of the Borrower greater than 33 1/3; or (vi) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Borrower was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

          9.12 CONDEMNATION. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of any substantial portion of the assets of the Borrower or any of its Subsidiaries pursuant to a final, non-appealable order unless such taking could not reasonably be expected to have a Material Adverse Effect.

          9.13 CESSATION OF OPERATIONS. The operations of any Station shall be interrupted at any time for more than forty-eight hours, whether or not consecutive, during any period of five consecutive days unless (a) such interruption is covered by insurance sufficient to assure that its per diem Operating Cash Flow during such period is a least equal to that which could reasonably have been expected during such period but for the interruption or (b) such interruption could not reasonably be expected to have a Material Adverse Effect.


SECTION 10     REMEDIES.

          Notwithstanding any contrary provision or inference herein or elsewhere,

          10.1  OPTIONAL DEFAULTS.

          If any Event of Default referred to in Sections 9.1-9.4 or 9.8-
9.13 hereof shall occur, the Agent, with the consent of the Majority Banks, upon written notice to the Borrower, may

               (a) terminate the Commitments and the credit hereby established and forthwith upon such election the obligations of the Banks to make any further Loans hereunder immediately shall be terminated, and/or

               (b) accelerate the maturity of the Loans and all other Obligations, whereupon all Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower.

          10.2 AUTOMATIC DEFAULTS. If any Event of Default referred to in Sections 9.5-9.7 shall occur,

               (a) the Commitments and the credit hereby established shall automatically and forthwith terminate, and the Banks thereafter shall be under no obligation to grant any further Loans hereunder, and

               (b) the principal of and interest on the Notes, then outstanding, and all of the other Obligations shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower.

          10.3 PERFORMANCE BY THE BANKS. If at any time the Borrower or any of its Subsidiaries fails or refuses to pay or perform any material obligation or duty to any third Person, except for payments which are the subject of bona fide disputes in the ordinary course of business, the Banks may, in their sole discretion, but shall not be obligated to, pay or perform the same on behalf of the Borrower or such Subsidiary, and the Borrower shall promptly repay all amounts so paid, and all costs and expenses so incurred. This repayment obligation shall become one of the Obligations of the Borrower hereunder and shall bear interest at the Default Interest Rate.

          10.4 OTHER REMEDIES. Upon the occurrence of an Event of Default, the Agent and the Banks may exercise any other right, power or remedy as may be provided herein, in the Notes or in any other Collateral Document, or as may be provided at law or in equity, including, without limitation, the right to recover judgment against the Borrower for any amount due either before, during or after any proceedings for the enforcement of any security or any realization upon any security.

          10.5 ENFORCEMENT AND WAIVER BY THE BANKS. The Banks shall have the right at all times to enforce the provisions of this Agreement and all Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Banks in refraining from so doing at any time, unless the Banks shall have waived such enforcement in writing in respect of a particular instance. The failure of the Banks at any time to enforce their rights under such provisions shall not be construed as having created a custom or course of dealing in any way contrary to the specific provisions of this Agreement or the Collateral Documents, or as having in any way modified or waived the same. All rights, powers and remedies of the Banks are cumulative and concurrent and the exercise of one right, power or remedy shall not be deemed a waiver or release of any other right, power or remedy.


SECTION 11     THE AGENT.

          11.1 APPOINTMENT. Society is hereby appointed Agent hereunder, and each of the Banks irrevocably authorizes the Agent to act as the agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this Section 11. The Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement.

          11.2 POWERS. The Agent shall have and may exercise such powers hereunder as are specifically delegated to it by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any implied duties or any obligation to the Banks to take any action hereunder except any action specifically provided by this Agreement to be taken by the Agent.

          11.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, affiliates, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or wilful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers, affiliates, agents or employees shall be responsible for, or have any duty to examine (a) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of this Agreement, any Collateral Document, or any other document or instrument furnished pursuant to or in connection with this Agreement or any Collateral Document, (b) the collectibility of any amounts owed by the Borrower, (c) any recitals, statements, reports, representations or warranties made in connection with this Agreement or any Collateral Document, (d) the performance or satisfaction by the Borrower of any covenant or agreement contained herein or in any Collateral Document,
(e) any failure of any party to this Agreement to receive any communication sent, including any telegram, teletype, bank wire, cable, radiogram or telephone message sent or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (f) the assets or liabilities or financial condition or results of operations or business or credit-worthiness of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any Collateral Document.

          11.4 ACTION ON INSTRUCTIONS OF THE BANKS. The Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks (subject to Section 11.12 hereof), and such instructions shall be binding upon all the Banks and all holders of the Notes; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law. The foregoing provisions of this Section 11.4 shall not limit in any way the exercise by any Bank of any right or remedy granted to such Bank pursuant to the terms of this Agreement or any Collateral Document. Except as otherwise expressly provided herein, any reference in this Agreement to action by the Banks shall be deemed to be a reference to the Majority
Banks.

          11.5 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

          11.6 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, with respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent, concerning all matters pertaining to the agency hereby created and its duties hereunder.

          11.7 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Banks agree to reimburse and indemnify the Agent (which indemnification shall be shared by the Banks ratably in proportion to their respective Ratable Shares) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower hereunder or under any Collateral Document, (b) for any other expenses reasonably incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration, amendment or enforcement hereof or of any of the Collateral Documents and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any Collateral Document or any other document related hereto or thereto or the transactions contemplated hereby or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

          11.8 RIGHTS AS A BANK. With respect to its Ratable Share of the Commitments, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower or any of its Subsidiaries as if it were not the Agent hereunder.

          11.9 BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Collateral Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Collateral Documents. The Agent shall not be required to keep the Banks informed as to the performance or observance by the Borrower and its Subsidiaries of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries which may come into its possession.

          11.10 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Banks. Upon any such resignation, the Majority Banks (with the consent of the Borrower, if at the time of such resignation no Event of Default exists, which consent shall not be unreasonably withheld) shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks (with the consent of the Borrower to the extent required) and shall have accepted such appointment within thirty days after the notice of resignation, then the retiring Agent may appoint a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as the Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

          11.11 RATABLE SHARING. All principal and interest payments on Loans and commitment fees received by the Agent shall be remitted to the Banks in accordance with their Ratable Shares. Any amounts received by the Agent or any other Bank upon the sale of any collateral for the Loans or upon the exercise of any remedies hereunder or under any of the Collateral Documents or upon the exercise of any right of setoff shall be remitted to the Banks in accordance with their Ratable Shares; PROVIDED, HOWEVER, that, solely for purposes of the sharing of any amounts received by the Agent or any other Bank, if at the time of any such receipt the Borrower has defaulted under any agreements regarding Rate Hedging Obligations entered into pursuant to Section 7.12 hereof with any Bank or an Affiliate of any Bank, such Bank's Ratable Share shall be proportionately increased and the Ratable Shares of the other Banks shall be proportionately decreased based upon the amount due to such Bank pursuant to such agreements. If any Bank shall obtain any payment hereunder (whether voluntary, involuntary, through exercise of any right of set-off or otherwise) in excess of its Ratable Share, then such Bank shall immediately remit such excess to the other Banks pro rata.

          11.12 ACTIONS BY THE AGENT AND THE BANKS. The Agent shall take formal action only upon the agreement of the Majority Banks; PROVIDED, HOWEVER, that if the Agent gives notice to the Banks of a Possible Default or an Event of Default, and the Majority Banks cannot agree (which agreement shall not be unreasonably withheld) on a mutual course of action within thirty days following such notice, the Agent may (but shall not be required to) pursue such legal rights and remedies against the Borrower as it deems necessary and appropriate to protect the Banks and any collateral under the circumstances.


SECTION 12     MISCELLANEOUS.

          12.1 CONSTRUCTION. The provisions of this Agreement shall be in addition to those of the Collateral Documents and to those of any other guaranty, security agreement, note or other evidence of the liability relating to the Borrower held by the Banks, all of which shall be construed as complementary to each other. Nothing contained herein shall prevent the Agent or the Banks from enforcing any or all of such instruments in accordance with their respective terms. Each right, power or privilege specified or referred to in this Agreement or in any Collateral Document is in addition to any other rights, powers or privileges that the Agent or the Banks may otherwise have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by the Agent or the Banks shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised independently or concurrently with others and as often and in such order as the Agent or the Banks may deem expedient. Notwithstanding any other provision of this Agreement, the Borrower shall not be required to pay any amount of interest pursuant hereto which is in excess of the maximum amount permitted by law.

          12.2 FURTHER ASSURANCE. From time to time, the Borrower shall execute and deliver to the Banks such additional documents and take such actions as the Agent may reasonably require to carry out the purposes of this Agreement or any of the Collateral Documents, or to preserve and protect the rights of the Banks hereunder or thereunder.

          12.3  EXPENSES OF THE AGENT AND THE BANKS; INDEMNIFICATION.

               (a) Whether or not the transactions contemplated by this Agreement are consummated, the Borrower shall pay the costs and expenses, including the reasonable fees and disbursements of the Agent's special counsel, incurred by the Banks in connection with (i) the negotiation, preparation, amendment or enforcement of this Agreement and the Collateral Documents and any amendment or modification thereof and the closing of the transactions contemplated hereby and thereby; (ii) the perfection of the Liens granted pursuant hereto; (iii) the making of the Loans hereunder;
(iv) the negotiation, preparation or enforcement of any other document in connection with this Agreement, the Collateral Documents or the Loans made hereunder; (v) any proceeding brought or formal action taken by the Banks to enforce any provision of this Agreement or any Collateral Document, or to enforce or exercise any right, power or remedy hereunder or thereunder; or (vi) any action which may be taken or instituted by any Person against any Bank as a result of any of the foregoing. The estimated fees and expenses of the Agent's special counsel through the Closing shall be paid on the Closing Date. If any taxes, charges or fees shall be payable, or ruled to be payable, to any state or Federal authority in respect of the execution, delivery or performance of this Agreement, the Notes or any other Collateral Document by reason of any existing or hereinafter enacted Federal or state statute, the Borrower shall pay all such taxes, charges or fees, including interest and penalties thereon, if any, and will indemnify and hold harmless the Banks against any liability in connection therewith.

               (b) The Borrower hereby indemnifies and holds harmless the Agent and each Bank and their respective directors, officers, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys fees) which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the Collateral Documents, or any of them, or the Loans made pursuant hereto, or the use of the proceeds thereof or any of the transactions contemplated hereby or thereby or the ownership or operation of the Stations, the Muzak Business, the Healthcare Communications Business or any of the other assets of the Borrower or its Subsidiaries or the breach by the Borrower or any of its Subsidiaries of any of the representations, warranties, covenants and agreements contained herein or in any Collateral Document; PROVIDED, HOWEVER, that the Borrower shall not be liable to any Indemnified Person, if there is a final judicial determination that such losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulted solely from the gross negligence or willful misconduct of such Indemnified Person.

          12.4 NOTICES. Except as otherwise expressly provided herein, all notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received (a) on the date of personal delivery,
(b) on the date of receipt (as shown on the return receipt) if mailed by registered or certified mail, postage prepaid and return receipt requested,
(c) on the next business day after delivery to a courier service that guarantees delivery on the next business day if the conditions to the courier's guarantee are complied with, or (d) on the date of receipt by telecopy, in each case addressed as follows:

          TO THE AGENT:

          Society National Bank
          127 Public Square
          M/C OH-01-127-0602
          Cleveland, Ohio  44114-1306
          Attention:  Media Finance Division
          Telecopy:   216-689-4666

          Copy to:

          Timothy J. Kelley, Esq.
          Dow, Lohnes & Albertson
          1255 Twenty-third Street, N.W.
          Suite 500
          Washington, D.C.  20037
          Telecopy:   202-857-2900

          TO THE BANKS, AT THE ADDRESSES LISTED ON THE SIGNATURE PAGES HEREOF OR IN THE ASSIGNMENT INSTRUMENT DELIVERED PURSUANT TO
          SECTION 12.7(b)

          TO THE BORROWER OR ANY OF ITS SUBSIDIARIES:

          Osborn Communications Corporation
          130 Mason Street
          Greenwich, Connecticut  06830
          Attention: Thomas S. Douglas
          Telecopy:   203-629-1749

          Copy to:

          Robert M. Hirsh, Esq.
          Paul, Weiss, Rifkind, Wharton & Garrison
          1285 Avenue of the Americas
          New York, New York  10019
          Telecopy:   212-759-3990

or to such other address or addresses as the party to which such notice is directed may have designated in writing to the other parties hereto.

          12.5 WAIVER AND RELEASE BY THE BORROWER. Neither the Agent, nor any Bank, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Bank shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by the Borrower or any of its Subsidiaries in connection with, arising out of, or in any way related to, this Agreement or any of the Collateral Documents, or any of the transactions contemplated by this Agreement or any of the Collateral Documents, unless arising from the gross negligence or willful misconduct of such Person as determined by a final judgment of a court of competent jurisdiction.

          12.6 RIGHT OF SET OFF. Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the obligations of the Borrower or any of its Subsidiaries now or hereafter existing hereunder or under any Collateral Document, irrespective of whether or not such Bank shall have made any demand under any Collateral Document and although such obligations may be unmatured. Such Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which the Banks may have. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Notes may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower or any of its Subsidiaries in the amount of such participation.

          12.7  SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

               (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; PROVIDED, HOWEVER, that the Borrower may not assign or transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of all of the Banks and the Agent.

               (b) Each Bank may assign all or any part of any of its Loans, its Notes, and its share of the Commitments with the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld; PROVIDED that (i) no such consent by the Borrower shall be required (w) for any such assignment by any Bank to an Affiliate of such Bank, (x) if, at the time of such assignment, an Event of Default has occurred and is continuing, (y) in the case of any assignment to another branch of a principal office of a Bank, or (z) for any such assignment to another Bank or an Affiliate of another Bank; and (ii) any such partial assignment shall be in an amount at least equal to $10,000,000. Upon execution and delivery by the assignor and the assignee to the Borrower and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the share of the Commitments and Loans specified in such instrument, and upon consent thereto by the Borrower, to the extent required above, and the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Borrower and the Agent), the obligations, rights and benefits of a Bank hereunder holding the share of the Commitments and Loans (or portions thereof) assigned to it (in addition to the share of the Commitments and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the share of the Commitments and the obligations hereunder so assigned.

               (c) Upon its receipt of an assignment pursuant to Section 12.7(b) above duly executed by an assigning Bank and the assignee, together with any Notes subject to such assignment and the Agent's standard processing and recordation fee of $2,500, the Agent shall, if such assignment has been completed, accept such assignment. Within five business days after receipt of such notice, the Borrower, at Borrower's own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of the assignee in an amount equal to the share of the Commitments and of the Loans assumed by the assignee and, if the assigning Bank has retained a portion of the Commitments and the Loans hereunder, new Notes to the order of the assigning Bank in an amount equal to the share of the Commitments and the Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of EXHIBITS A AND B hereto, as the case may be. Cancelled Notes shall be returned to the Borrower.

               (d) A Bank may sell or agree to sell to one or more other Persons (each, a "Participant") a participation in all or any part of any Loans held by it, or in its share of the Commitments. Except as otherwise provided in the last sentence of this Section 12.7(d), no Participant shall have any rights or benefits under this Agreement or any Note or any other Collateral Documents (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Borrower to any Bank under Section 2 hereof in respect of Loans held by it, and its share of the Commitments, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and share of the Commitments, and as if such Bank were funding each of such Loan and its share of the Commitments in the same way that it is funding the portion of such Loan and its share of the Commitments in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Collateral Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to any modification, supplement or waiver hereof or of any of the other Collateral Documents to the extent that the same, under Section 12.12 hereof, requires the consent of each Bank. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.7 through 2.13 and Section 12.6 with respect to its participating interest.

               (e) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.7, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

               (f) A Bank may furnish any information concerning the Borrower and its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

               (g) Anything in this Section 12.7 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates without the prior written consent of all of the Banks.

          12.8 APPLICABLE LAW. This Agreement and the Collateral Documents, and the duties, rights, powers and remedies of the parties hereto and thereto, shall be construed in accordance with, and governed by, the laws of the State of Ohio, without regard to the conflicts of laws provisions thereof, except to the extent that any Collateral Document provides that the local law of another jurisdiction governs the grant, perfection or enforcement of the Liens granted pursuant to such Collateral Document.

          12.9 BINDING EFFECT AND ENTIRE AGREEMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. This Agreement, the Exhibits hereto, which are hereby incorporated in this Agreement, and the Collateral Documents constitute the entire agreement among the parties on the subject matter hereof.

          12.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts or duplicate originals, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          12.11 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein or in any Collateral Document shall survive any investigation and the Closing and shall continue in full force and effect so long as any of the Obligations remain to be performed or paid or the Banks have any obligation to advance sums hereunder.

          12.12 MODIFICATION. Any term of this Agreement or of the Notes may be amended and the observance of any term of this

Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Borrower and the Majority Banks; PROVIDED, HOWEVER, that no such amendment or waiver or other action shall, without the prior written consent of all of the Banks or the holders of all of the Notes at the time outstanding,
(a) extend the maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce the amount or extend the time of payment of any principal of, any Note, (b) reduce the amount or extend the time of payment of the commitment fees, (c) change the Commitments or the Ratable Share of any Bank (other than any change in Commitments or Ratable Share resulting from the sale of a participation in or assignment of any Bank's interest in the Commitments and Loans in accordance with subsection 12.7), (d) change the percentage referred to in the definition of "Majority Banks" contained in Section 1.1, (e) amend this
Section 12.12, (f) amend or waive compliance with Section 2.6(b), or (g) release any collateral for the Loans except in connection with a sale permitted pursuant to Section 8.10; and PROVIDED, FURTHER, that notwithstanding the foregoing provisions of this Section 12.12, this Agreement and the Notes may be amended or modified in the manner contemplated by Section 12.7 for the purpose of permitting any Bank to assign its interest, rights and obligations hereunder to another bank or financial institution, if the appropriate assignment agreement or counterparts thereof are executed by the Borrower (to the extent required), the Agent and the appropriate Bank assignor and assignee. Any amendment or waiver effected in accordance with this Section 12.12 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrower.

          12.13 SEPARABILITY. If any one or more of the provisions contained in this Agreement or any Collateral Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          12.14 SECTION HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          12.15 ENFORCEMENT. The Borrower (a) hereby irrevocably submits to the jurisdiction of the state courts of the State of Ohio and to the jurisdiction of the United States District Court for the Northern District of Ohio, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any Collateral Document or the subject matter hereof or thereof brought by the Banks or their successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any Collateral Document or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such Ohio state or federal court. The Borrower hereby consents to service of process by registered mail at the address to which notices are to be given. The Borrower agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Banks. Final judgment against the Borrower in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; PROVIDED, HOWEVER, that the Banks may at their option bring suit, or institute other judicial proceedings, against the Borrower or any of its assets in any state or federal court of the United States or of any country or place where the Borrower, or such assets, may be found.

          12.16 TERMINATION. This Agreement shall terminate when all amounts due hereunder, under the Notes and under each Collateral Document shall have been indefeasibly paid in full in cash and all other Obligations hereunder or thereunder shall have been fully performed, so long as the Banks have no further obligation to advance sums hereunder. Upon such termination, at the request of the Borrower, the Agent and the Banks shall release all Liens granted herein or in any Collateral Document at the Borrower's expense and return all collateral held pursuant hereto or to any Collateral Document without recourse or representation. Notwithstanding anything to the contrary contained herein, each expense reimbursement and indemnification provision in this Agreement or in any Collateral Document shall survive the repayment in full of the Loans and the termination of this Agreement.

          12.17  FCC COMPLIANCE.

               (a) Notwithstanding anything herein or in any of the Collateral Documents to the contrary, but without limiting or waiving the Borrower's or any of its Subsidiaries' obligations hereunder or under any of the Collateral Documents, the Agent's and the Banks' remedies hereunder and under the Collateral

Documents are subject to compliance with the Communications Act of 1934, as amended, and to all applicable rules, regulations and policies of the FCC, and neither the Agent nor the Banks will take any action pursuant to this Agreement or any of the Collateral Documents that will constitute or result in any assignment of a License issued by the FCC or any change of control of the Borrower or any of its Subsidiaries which owns any FCC License if such assignment of License or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. This Agreement, the Collateral Documents and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Borrower or any of its Subsidiaries by the Agent or the Banks or control, affirmative or negative, direct or indirect, of the Borrower or any of its Subsidiaries by the Agent or the Banks, over the management or any other aspect of the operation of the Borrower or any of its Subsidiaries, which ownership and control remain exclusively and at all times in the stockholders and directors of the Borrower and its Subsidiaries until such time as the Banks have complied with such law, rules, regulations and policies.

               (b) Furthermore, the parties acknowledge their intent that, upon the occurrence of an Event of Default, the Banks shall receive, to the fullest extent permitted by applicable law and governmental policy (including, without limitation, the rules, regulations and policies of the FCC), all rights necessary or desirable to obtain, use or sell the Licenses and the collateral securing the Loans, and to exercise all remedies available to them under this Agreement, the Collateral Documents, the Uniform Commercial Code or other applicable law. Therefore, the parties agree that, in the event of changes in law or governmental policy occurring after the date hereof that affect in any manner the Agent's or the Banks' rights of access to, or use or sale of, the Licenses or such collateral, or the procedures necessary to enable the Agent or the Banks to obtain such rights of access, use or sale, the Agent, the Banks and the Borrower shall amend this Agreement and the Collateral Documents in such manner as the Agent shall reasonably request, in order to provide the Agent and the Banks such rights to the greatest extent possible consistent with then applicable law and governmental policy.

          12.18 JURY TRIAL WAIVER. THE BORROWER AND THE BANKS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BANKS AND THE BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE NOTES OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN

CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.  THE
SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER, THE AGENT AND THE BANKS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE BORROWER, THE AGENT AND THE BANKS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (UNLESS EXPRESSLY MODIFIED IN WRITING BY ALL PARIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, THE COLLATERAL DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          12.19 MARSHALING; PAYMENTS SET ASIDE. The Agent and the Banks shall not be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower or any of its Subsidiaries makes a payment or payments to the Banks or the Agent or any Bank enforces its security interest or exercises its rights of setoff, and such payment or payments or the process of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.

          12.20 CONFIDENTIALITY. In handling any information which the Borrower has identified to the Agent and the Banks as being confidential, the Agent and the Banks shall exercise the same degree of care that they exercise with respect to their own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (a) to the subsidiaries or affiliates of the Agent or any Bank in connection with their present or prospective business relations with the Borrower or any of its Subsidiaries, (b) to the Agent's or any Bank's business and legal advisors, (c) to prospective transferees or purchasers of any interest in the Loans, provided that they have agreed to abide by confidentiality restrictions similar to those set forth in this Section, (d) as required by law, regulations, rule or order, subpoena, judicial order or similar order and (e) as may be required in connection with the examination, audit or similar investigation of the Agent or any Bank.

          TO WITNESS THE ABOVE, the Borrower, the Banks and the Agent have caused this Loan Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written.

BORROWER:

OSBORN COMMUNICATIONS CORPORATION



By:___________________________
Name:  Thomas S. Douglas
Title: Senior Vice President


BANKS:

SOCIETY NATIONAL BANK



By:___________________________
Name:  Kenneth J. Keeler
Title: Vice President


Address:  127 Public Square
          Cleveland, Ohio  44114-1306
          Attention:  Media Finance Division


AGENT:

SOCIETY NATIONAL BANK



By:___________________________
Name:  Kenneth J. Keeler
Title: Vice President

                         LIST OF EXHIBITS


Exhibit A                     Form of Reducing Note

Exhibit B                     Form of Acquisition Note

Exhibit C                     Financial Statements

Exhibit D                     Projections

Exhibit E                     Subsidiaries and Capitalization

Exhibit F                     Proceedings and Litigation

Exhibit G                     Liens and Indebtedness

Exhibit H                     Consents to be Obtained

Exhibit I Schedule of Contracts, Commitments, Material Agreements, licenses and Consents

Exhibit J                     ERISA Liabilities and Plans

Exhibit K                     Real Estate

Exhibit L                     Environmental Matters

Exhibit M                     Form of Compliance Certificate